EXHIBIT 10.13


     CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT. THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.




                       DEVELOPMENT AND LICENSING AGREEMENT
                       -----------------------------------

         THIS WORLD-WIDE EXCLUSIVE DEVELOPMENT AND LICENSING AGREEMENT [the "Agreement"], is made, entered into and effective as of ___ September, 2003 ["Effective Date"], by and between Innovative Medical Services ["INNOVATIVE"], a California corporation, having its principal place of business at 1725 Gillespie Way, El Cajon, Ca 92020, and Therapeutics, Inc., a Delaware corporation, with its principal place of business at 4180 La Jolla Village Drive, Suite 255, La Jolla, California 92037 ["THERAPEUTICS"].

                                    RECITALS

         WHEREAS, pursuant to a Core Settlement Agreement dated 15 November 2001, INNOVATIVE became the sole owner and/or assignee of certain patents and certain technology, known as SDC Core Technology, more fully described in Exhibit A hereto, which includes silver dihydrogen citrate and other related silver compounds;

         WHEREAS, INNOVATIVE has developed and commercialized various and multiple non-healthcare, non-personal care applications utilizing the SDC Core Technology;

         WHEREAS, THERAPEUTICS is primarily engaged in medical product development with an emphasis on dermatological products, blending clinical and regulatory strategies, manufacturing know-how, drug development expertise, and a thorough understanding of the competitive technologies and the marketplace;

         WHEREAS, INNOVATIVE and THERAPEUTICS are interested in exploring and investigating the feasibility of developing healthcare and personal care products utilizing the SDC Core Technology, which may require approval from an Agency, including the United States Food and Drug Administration ("FDA");

         WHEREAS, the Parties have determined that THERAPEUTICS has the necessary knowledge, skill and expertise in the identification and development of proprietary drugs utilizing the SDC Core Technology and that such process can be more efficiently and effectively accomplished through the beneficial collaboration by the Parties; and

         WHEREAS, INNOVATIVE and THERAPEUTICS desire to enter into a collaborative development program for the product development and commercialization of personal care and healthcare products utilizing the SDC Core Technology and requiring FDA approval or review.



W02-W97-oc:LGA\41332973.5              FINAL DEVELOPMENT AND LICENSING AGREEMENT
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                                         MEDICAL SERVICES AND THERAPEUTICS, INC.
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                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto expressly agree as follows:

     SECTION 1.0 DEFINITIONS

1.1 The term "Affiliate" means any entity that directly or indirectly owns, is owned by or is under common ownership with, a Party to this Agreement, where "own" or "ownership" means direct or indirect possession of at least fifty percent (50%) of the outstanding voting securities of a corporation or a comparable ownership in any other type of entity, provided, however, that if the law of the jurisdiction in which such entity operates does not allow fifty percent (50%) or greater ownership by a Party to this Agreement, such ownership interest shall be at least forty percent (40%).

1.2 The term "Agency" means any governmental regulatory authority, exclusive of the United States Environmental Protect Agency "EPA" (except as agreed to by the Parties), responsible for granting health or pricing approvals, registrations, import permits, and other approvals required before a SDC Product(s) may be tested or marketed in any country. The term Agency includes the United States Food and Drug Administration ("FDA")

1.3 The term "Agency Approval" means final authorization by an Agency to market and sell the SDC Product(s) in a country in the Territory.

1.4 The term "Best Efforts" means that the obligated Party is required to make a diligent and good faith effort to accomplish the applicable objective through the use of a sustained manner consistent with the exercise of prudent scientific and business judgment as applied to other research, development and commercialization efforts for products of similar scientific and commercial potential within the research programs and relevant product lines of such Party.

1.5 The term "Budget" means the annual budget approved by the EMC from time to time pursuant to Section 3.4. As of the Effective Date, the initial Budget agreed-upon by the Parties shall be included in the initial Development Plan and Technology Development Plan, which are attached as Exhibit B hereto.

1.6 The term "Development" means, as applied to a Product, that the Party has been granted the "product specific" license and performed material work with respect to such Product, such as (without limitation): partnering activities, formulation development, preclinical testing or submission of an IND.

1.7 The term "Development Costs" or "Development Expenses" means the costs incurred by THERAPEUTICS or INNOVATIVE for its account after the Effective Date which are consistent with the Development Plan and are specifically attributable to the research and development of SDC Product(s) pursuant to the Development Plan and Technology Development Plan. Such costs shall include the internal and external


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verifiable costs incurred either by THERAPEUTICS or INNOVATIVE to further the
SDC Product(s) Development and Technology Development programs. Internal costs related to the Development Plan and licensing or sale of SDC Products shall include, but not be limited to, salaries, employee benefits, use of facilities and equipment, personnel, travel expenses and costs, product/licensing related legal fees, materials and supplies, which shall be absorbed into the Development Costs based on generally accepted accounting principles and methods mutually established and approved by the EMC, such approval not to be unreasonably withheld. For these Development Costs and Development Expenses to be eligible for reimbursement per the terms of this Agreement they must be approved by the EMC.

1.8 The "Development Plan" is defined as the overall two-stage (2) program for the development of SDC Product(s) approved by the EMC, from time to time, pursuant to Section 3.2. Within thirty (30) days from the Effective Date of this Agreement, the Parties will adopt an initial Development Plan, which will reflect the mutual objectives of the Parties with respect to the sequence of events leading up to the filing of regulatory submissions and will contain such description having sufficient detail to enable INNOVATIVE and THERAPEUTICS to fully understand the overall project goals and objectives. Said Development Plan will consist of the following two stages:

         (a) Stage One of the Development Plan will refer to all activities conducted by either Party during Months one (1) through twelve (12) from the Effective Date for the technology evaluation resulting in the identification and categorization of potential new SDC Products, which shall then be reviewed, approved and selected by the EMC, on a "product-by-product" basis, for Stage Two development. The Development Plan adopted by the Parties will outline Stage One activities and will include the Product Development Flow Chart attached hereto as Exhibit "B", a time and events schedule ("T/E") in critical path form prepared by THERAPEUTICS, utilizing "Microsoft Project(R)" software or equivalent and initial Budgets developed by the Parties for said initial phase.

         (b) Stage Two of the Development Plan will consist of all activities conducted by the Parties after a SDC Product(s) has been identified and approved for Stage Two development and a SDC Product(s) specific plan has been reviewed and adopted by the EMC for its continued development and commercialization. The SDC Product(s) specific plan will include a Product specific T/E schedule in critical path form prepared by THERAPEUTICS, utilizing "Microsoft Project(R)" software and will include a Budget, updated annually, which will project all anticipated costs pertaining to the T/E schedule. Concurrently, as necessary, a Product specific T/E schedule in critical path form for intellectual property development will be prepared by INNOVATIVE utilizing "Microsoft Project(R)" software, which will include a Budget, updated annually, projecting the anticipated costs pertaining to the intellectual property resulting from THERAPEUTICS's T/E schedule.

         1.9 The term "Executive Management Committee" or "EMC" as used herein means that committee comprised initially of four (4) senior staff members, two
(2) from each company, which shall be established pursuant to and have the responsibilities set


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forth in Section 3.2 hereof and elsewhere in this Agreement. Within sixty (60)
days of the Effective Date of this Agreement, the Parties shall adopt rules and regulations for the EMC's governance, which shall supplement Section 3.2 hereof.

         1.10 The term " cGMP" means current good manufacturing practices.

         1.11 The term "IND" or "Investigational New Drug Application" means an application as defined in the United States Food, Drug and Cosmetic Act and applicable regulations promulgated thereunder to the FDA or the equivalent application to the equivalent agency in any other country or group of countries, the filing of which is necessary to commence clinical testing of products in humans. For purposes of this Agreement it shall also include IDE's (Investigational Device Exemptions).

         1.12 The term "Improvements" means and includes any and all patentable or non-patentable additions, alterations, modifications, design changes, and other improvements to the SDC Core Technology and any derivative products, which are SDC Healthcare Product(s) and individually or jointly developed by INNOVATIVE, THERAPEUTICS, or any Third Party at any time during the term of this Agreement, regardless of whether or not INNOVATIVE owns or holds any proprietary rights therein or thereto.

         1.13 The term "INNOVATIVE Patent Rights" means and includes all rights under United States Patent No. 6,197,814, issued 6 March 2001, United States Patent No. 6,583,176, issued 24 June 2003, as transferred to INNOVATIVE pursuant to that certain Core Settlement Agreement dated 15 November 2001, and all other patent rights, issued or pending, related in any way to Axenohl(R) or Axen(R) or any Improvements thereto that were acquired and/or developed prior to the Effective Date of this Agreement by INNOVATIVE, or any Affiliate of INNOVATIVE. The term "INNOVATIVE Patent Rights" further means and includes (a) all patent applications filed heretofore or hereafter during the term of this Agreement in any country by INNOVATIVE or any Affiliate of INNOVATIVE, together with any and all United States and foreign patents that have issued or in the future will issue therefrom, and (b) all divisionals, continuations, continuations-in-part, reexaminations, reissues, renewals, substitutions, confirmations, registrations, revalidations, extensions or additions to any such patents and patent applications and patents issuing thereon; all to the extent and only to the extent that INNOVATIVE or any Affiliate of INNOVATIVE now has or hereafter will have the right to grant licenses or other rights thereunder. INNOVATIVE Patent Rights as of the Effective Date are set forth as Exhibit A to this Agreement and such Exhibit shall be updated on an annual basis.

         1.14 The term "INNOVATIVE Know-How" means all proprietary inventions, technology, trade secrets, clinical and pre-clinical results, data, materials, compounds, know-how, methods, documents, tests, confidential information and physical, chemical or biological material, or other information, excluding INNOVATIVE Patent Rights, owned or acquired with right to sublicense during the term of this Agreement by INNOVATIVE or any Affiliate of INNOVATIVE that are necessary or useful to the Parties


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
in the development, formulation, manufacture, use or sale of SDC Product(s) contemplated herein.

         1.15 The term "THERAPEUTICS Know-How" means all proprietary inventions, technology, trade secrets, clinical and pre-clinical results, materials, compounds, knowhow, methods, documents, tests, confidential information and physical, chemical or biological material and formulations thereof, procedures, techniques or other information developed, owned or acquired with right to sublicense during the term of this Agreement by THERAPEUTICS or any Affiliate of THERAPEUTICS that are necessary or useful to the Parties in the development, formulation, manufacture, use or sale of SDC Product(s) contemplated herein.

         1.16 The term "NDA" or "New Drug Application" means an application as defined in the United States Food, Drug and Cosmetic Act and applicable regulations promulgated thereunder to the FDA or the equivalent application to the equivalent agency in any other country or group of countries, the filing of which is necessary to achieve approval upon which one may commence sales and distribution. For purposes of this Agreement, NDA shall include ANDA's (Abbreviated New Drug Applications), NADA's (New Animal Drug Applications), PMA's (Pre-Market Approvals), 510K's, supplements or other regulatory submissions or regulatory compliance to be marketed.

         1.17 The term "Party" means INNOVATIVE or THERAPEUTICS and, when used in the plural, shall mean INNOVATIVE and THERAPEUTICS.

         1.18 The term "Partnered Transaction(s)" means any agreement or transaction entered into with any Third Party either by (a) licensing an SDC Product(s) for its continued development, production, commercialization and/or marketing; or by (b) the sale of an SDC Product(s) developed pursuant to this Agreement.

         1.19 The term "Partnered Transaction(s) Proceeds" means any cash or noncash proceeds derived from or obtained through any Partnered Transaction.

         1.20 The term "Partnering Costs" means any EMC-approved cost or expense incurred by either Party in the negotiation and documentation of a Partnered Transaction.

         1.21 The term "Phase I Clinical Trial" means the initial introduction, through clinical studies, of an investigational new drug into humans, designed to determine the metabolic and pharmacologic actions of the drug in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness, which if successful will permit the design of a well-controlled, scientifically valid Phase II Clinical Trial.

         1.21 The term "Phase II Clinical Trial" means early well-controlled, closely monitored clinical studies conducted to obtain some preliminary data on the effectiveness of the drug for a particular indication or indications in patients with the disease or condition, including common short-term side effects and risks associated


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with the use of the drug, which if successful will permit the design of a well-controlled, scientifically valid Phase III Clinical Trial.

         1.22 The term "Phase III Clinical Trial" means any clinical studies or trials primarily designed to serve as a pivotal, well-controlled study upon which approval of an NDA will be based, including such a study referred to or denominated as a "Phase III Study" in the United States or the equivalent elsewhere.

         1.23 The term "Proprietary Information" means, subject to the limitations set forth in Section 12.1 hereof, all information disclosed by a Party hereto to the other Party pursuant to this Agreement. In particular, Proprietary Information shall be deemed to include, but is not limited to, information relating to research and development programs and results, therapeutic candidates and products, clinical and pre-clinical data, trade secrets, business strategy, patent applications, licenses, suppliers, manufacturers, product and marketing strategy, customers, market data, personnel and consultants.

         1.24 The term "Research and Development Program" or "research and development program" as used herein means any and all research and development activities deemed necessary and appropriate by the EMC from time to time for the development of SDC Product(s), and as more fully set forth in the Development Plan and Technology Development Plan, attached hereto as Exhibit B.

         1.25 The term "SDC Core Technology" means all Axenohl(R) and Axen(R) product rights, the supporting ionic silver technology, which includes silver dihydrogen citrate ("SDC"), SDC + ETOH, other related silver compounds, and the entire related intellectual property portfolio, including INNOVATIVE Patent Rights and INNOVATIVE Know-How, and any and all Improvements made during the Term of this Agreement.

         1.26 The term "SDC Healthcare Product(s)" means any product requiring a prescription or authorization by a licensed healthcare practitioner (including but not limited to a physician, dentist, or veterinarian), including but not limited to drugs, devices, sterilants (e.g., surgical scrub, instrument cleaning products exclusive of hard surface disinfectants) or diagnostics, utilizing the SDC Core Technology or Improvements, or future enhancements or additions to the technology, having application in the medical, pharmaceutical, or dental categories of human health and/or animal health and that is supported by an IND ("Investigational New Drug Application"), an NDA ("New Drug Application"), an ANDA ("Abbreviated New Drug Application"), a NADA ("New Animal Drug Application"), a PMA ("Pre-Market Approval"), an IDE ("Investigational Device Exemption"), a 510K, a supplement or other regulatory submission, or that requires regulatory compliance in order to be marketed.

         1.27 The term "SDC Personal Care Product(s)" means any non-prescription consumer product utilized for health, beauty, dental, veterinary or other similar needs and utilizes the SDC Core Technology or Improvements, future enhancements or additions to the technology and that may require little or no product clinical testing to establish a claim. Also, included in this category are products for which no specific

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cosmetic or clinical claim may be pursued, which utilize low concentrations of
SDC Core Technology for preservative or other "non-claim" usage, even though the SDC Core Technology may confer a beneficial effect.

         1.28 The term "SDC Product(s)" or "Product(s)" means any SDC Healthcare Product(s) or any SDC Personal Care Product(s) developed through the collaborative efforts of the Parties pursuant to this Agreement. For the purposes of this Agreement, the definition of an individual Product shall also mean each indication for which a formulation is being Developed.

         1.29 The term "SDC Product Categorization," "Product Categorization" or "Categorization" means the step-by-step process by which the EMC will evaluate each potential SDC Product identified and evaluated by THERAPEUTICS in order to determine its proper categorical designation, e.g., Category I, II or III, as defined in Section 3.1. The SDC Product Categorization process is set forth in a Product Category Decision Chart, which is attached hereto as Exhibit C.

         1.30 The term "Technology Development Plan" means the plan by which INNOVATIVE will maintain and expand the SDC Core Technology and INNOVATIVE Patent Rights including all Improvements, as necessary and needed to perform the Parties' obligations under this Agreement and to support the Development of the EMC approved Products. The initial Technology Development Plan including the initial Budget reflecting the mutual objectives of the Parties with respect to the research to be carried out by INNOVATIVE to expand the SDC Core Technology shall contain sufficient detail to enable THERAPEUTICS to understand the overall goals and objectives and shall include time and event schedules for expansion of the SDC Core Technology, including evaluation of all appropriate organic acids, a patent filing plan, a plan to formally assess and evaluate the current SDC Core Technology Patent portfolio and the plans to expand the portfolio.

         1.31 The term "Territory" as used herein shall mean the entire world.

         1.32 The term "Third Party" as used herein shall mean any person or entity other than INNOVATIVE, THERAPEUTICS, an Affiliate of either Party, or any officer or director of either Party.

     SECTION 2.0  GRANT OF LICENSE RIGHTS

         2.1 Grant of License. Subject to the terms of this Agreement and subject to payment of the "Initial Licensing Fee" in Section 5.1 herein, INNOVATIVE hereby grants to THERAPEUTICS an exclusive, worldwide license, without the right to sublicense, of INNOVATIVE Patent Rights and INNOVATIVE Know-How, limited solely for research and development purposes for the collaborative investigation and development of SDC Product(s), as contemplated herein. THERAPEUTICS agrees and warrants that, subject to Section 2.3 of this Agreement, INNOVATIVE Patent Rights and INNOVATIVE Know-How will not be used by THERAPEUTICS for any other purpose.

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         2.2 Disclosure of INNOVATIVE Know-How. Within thirty (30) days of the
Effective Date and subject to payment of the "Initial Licensing Fee" in Section
5.1 herein, and throug h the term of this Agreement, INNOVATIVE shall make available to THERAPEUTICS, subject to the terms of this Agreement, all INNOVATIVE Know-How.

         2.3 Grant of Future Licenses and Sublicensing Rights. Upon (a) identification of a potential SDC Product(s), (b) SDC Product Categorization pursuant to Section 1.29, and (c) adoption of a Development Plan for such SDC Product(s), reviewed and approved by the EMC, on a product-by-product basis, INNOVATIVE shall grant, to THERAPEUTICS such "product specific" world-wide license, or licenses, necessary and required for the continued development, production, out-licensing, commercialization and marketing, or sale of any such SDC Product(s) developed pursuant to this Agreement, and the Parties shall enter into a "product specific" license agreement for such SDC Product(s) in the form attached hereto as Exhibit E. The "product specific" transfer of technology and license to THERAPEUTICS refers to a specific Product and includes rights to all
(1) dosage forms, (2) concentrations, (3) related indications or uses and (4) all types of SDC Core Technology and Improvements predating or conceived during the Term of the Agreement. Pursuant to such "product specific" licensing, THERAPEUTICS shall have the right to sublicense the rights granted under the "product specific" license to Third Parties. If THERAPEUTICS grants a sublicense to a Third Party, all of the terms and conditions of the "product specific" license agreement of Exhibit E shall apply to the sublicensee to the same extent as they apply to THERAPEUTICS.

         2.4 Termination And Reversion Of Non-Utilized Patent Rights. In the event THERAPEUTICS fails to meet the minimum performance standards set forth in
Section 3.7 within two (2) years from the date of the payment of the Initial Licensing Fee as required under Section 5.1 of this Agreement, all licensing rights under Section 2.1 to INNOVATIVE Patent Rights and INNOVATIVE Know-How not utilized in the development of an SDC Product shall revert to INNOVATIVE and be automatically terminated. Termination and reversion, as set forth in this
Section 2.4, shall not apply to any and all INNOVATIVE Patent Rights and INNOVATIVE Know-How being actively utilized in any SDC Product(s) under Development under this Agreement and approved by the EMC regarding its out-licensing or sale as a Product.

     SECTION 3.0 PRODUCTS, PRODUCT DEVELOPMENT AND REGULATORY AFFAIRS

         3.1 Products, Product Categories And Product Categorization. Pursuant to the Development Plan, the Parties shall collaborate in the evaluation, identification, development and commercialization either through the sale and/or licensing of SDC Product(s) in the medical, dental and/or veterinary fields for human or animal health, exclusive of food, water or any product(s) requiring principally Environmental Protection Agency ("EPA") review and approval. Upon evaluation of a potential SDC Product(s), SDC Product Categorization, as described in Section 1.29, shall be carried out by the EMC. The SDC Product(s) Developed pursuant to the terms of this Agreement shall consist solely of the following categories of products:


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                  (a) Category I Products. All SDC Healthcare Products,
primarily topical in nature, requiring (i) an Agency approval or compliance, and
(ii) a medical, dental or veterinary healthcare provider's prescription, authorization , approval or action prior to their dispensation or utilization; that will be actively developed by THERAPEUTICS pursuant to the terms of this Agreement.

                  b) Category II Products. All SDC Healthcare Products, requiring (i) an Agency approval or compliance, and (ii) a medical, dental or veterinary healthcare provider's prescription, authorization, approval or action prior to their dispensation or utilization; that will be "licensed or sublicensed" under the terms of this Agreement or sold directly to a Third Party for continued development and commercialization, with little or no prior research and development conducted by the Parties.

                  (c) Category III Products. All SDC OTC (over the counter) and SDC Personal Care Products.

         3.2 Executive Management Committee.

                  (a) Executive Management Committee Membership and Governance. The Parties shall establish an Executive Management Committee ["EMC"] to provide strategic, technical and commercial guidance to their collaborative efforts and to provide overall coordination of the activities of the Parties with respect to each SDC Product(s) and implement the initial Development Plan and Technology Development Plan, all subsequent amendments and revisions thereto and the initial Budgets and all subsequent amendments and revisions thereto. As a foundational principle, all EMC decisions shall be oriented to maximizing the success of the Parties' overall collaborative efforts and their realization of the highest achievable value of any SDC Product(s) developed hereunder. As a second foundational principle, all EMC decisions shall be by unanimous consent of the committee members and if the committee is unable to reach unanimous consent on any given issue, then as to that issue the decision will be made on a Category-by-Category basis in favor of the Party set forth in Section 3.2(b) below. The EMC, in turn, may establish such working groups or other mechanisms as it desires to achieve this result. The EMC shall consist of an equal number of employee representatives of each Party, which shall be at least two (2). The size of the EMC may be changed by the mutual agreement of the Parties. Within ten (10) days after the Effective Date, each Party shall select its initial members of the EMC. Each Party may select additional employee representatives to replace the initial EMC members selected by such Party as necessary during the term of the Agreement, and may have other representatives attend meetings of the EMC in addition to the members of the committee. Any EMC members selected by one Party shall be subject to the reasonable approval of the other Party. The Chairperson of the EMC shall be a representative of THERAPEUTICS. The Chairperson of the EMC shall be responsible for providing an agenda for each meeting of the committee at least ten (10) days in advance of such meeting and shall prepare written minutes of all committee meetings in reasonable detail. The Chairperson shall distribute such minutes to all members of the EMC within twenty (20) days after the relevant meeting. The EMC shall have the authority to make changes to these governance procedures from time to time



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as it deems warranted provided that all members of the EMC concur. The EMC shall attempt to operate by unanimous approval. With the exception of issues outlined in Section 3.2(b) below, in the event that the EMC is unable to resolve any issues by unanimous consent, such issues shall be submitted for resolution pursuant to Section 11.0 below.

                  (b) EMC Meetings And Responsibilities. The EMC shall meet at least once each quarter i.e. four (4) times per year during the term of this Agreement. Each Party may request additional meetings as reasonably required. The EMC shall be responsible for overseeing and monitoring the implementation of the Development Plan, the Technology Development Plan, intellectual property maintenance, intellectual property expansion plans, Budgets and all development, partnering, commercialization plans. The EMC shall determine the Categorization of all potential SDC Product(s), determine a suitable development program for each SDC Product and will review and approve all Budgets pursuant to Section
3.4. The EMC shall also monitor the allocation of research and development work between the Parties and shall recommend changes as necessary. The Parties shall report to the EMC on all significant clinical, regulatory and intellectual property issues relating to SDC Product(s), and the EMC shall make recommendations and provide strategic guidance with respect to such issues. In the event that any disputes arise in any way relating to the foregoing functions of the EMC related to Category I, II or III SDC Product(s), their performance criteria, Third Party sale or Third Party licensing terms and conditions or any other Product related issue before the EMC that can not be resolved by the EMC, the issue will be resolved on a Category-by-Category basis in favor of the Party designated below:

                    Category I and II         THERAPEUTICS

                    Category III              INNOVATIVE

     3.3 Staging, Research/Clinical Development and Regulatory Filings.

         (a) Staging of Development Efforts. Prior to the commencement of any research and development program of any SDC Product(s), THERAPEUTICS, on a Best Efforts basis, shall evaluate the SDC Core Technology and explore various alternative uses in order to determine what it believes to be the potential commercially reasonable development of viable SDC Product(s). Upon identification of what it believes to be a potentially viable SDC Product(s) and completion of its Categorization by the EMC, the Party bearing the primary responsibility for the conduct and execution of the research and development activities for said SDC Product(s) shall commence the research and development activities reviewed and approved by the EMC.

         (b) Clinical Development. Utilizing commercially reasonable efforts, the collaborative research and clinical development program will follow the most efficient path to achieve registration of Categories I, II, IIIA and IIIB SDC Product(s) with THERAPEUTICS bearing the primary and significant role in the conduct and execution of the research and clinical development activities for Categories I, II, IIIA and IIIB SDC Product(s), while INNOVATIVE will bear similar responsibilities for all Categories IIIC and IIID SDC Product(s). The Parties further agree to fully cooperate as necessary to support the programs undertaken under this Agreement and freely acknowledge that the distribution of responsibility may be adjusted and changed from time to time by unanimous decision of the EMC.


W02-W97-oc:LGA\41332973.5              FINAL DEVELOPMENT AND LICENSING AGREEMENT
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                                         MEDICAL SERVICES AND THERAPEUTICS, INC.
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         (c) Regulatory Filings. With regard to Category I and Category II SDC
Product(s) and after review and approval by the EMC, THERAPEUTICS shall cause to prepare and file in its own name as "sponsor" any and all INDs and NDAs, including ANDAs, NADAs, PMAs, IDEs ("Investigational Device Exemptions"), 510Ks, and supplements or other regulatory submissions (collectively the "Regulatory Filings") for SDC Product(s) requiring Agency or regulatory compliance in the United States. The EMC has the right to review and approve all regulatory submissions, but is required to do so in a timely manner with approval not being unreasonably withheld. A single representative of INNOVATIVE has the right to attend any and all FDA meetings (as an observer only), subject to THERAPEUTICS approval and said approval will not be unreasonably withheld.

         (d) Diligence. In their respective capacities and in regard to the respective Category types, THERAPEUTICS and INNOVATIVE, on a Best Efforts basis, will each diligently carry out the research and development of SDC Product(s) as provided in this Section 3.3. Without limitation of the foregoing, such efforts shall include the assignment of appropriate personnel and the allocation of sufficient resources to carry out such Party's responsibilities under the Development Plan and the research and development program.

         (e) Adverse Reactions. THERAPEUTICS shall be responsible for reporting to the appropriate regulatory authorities any and all adverse events related to the use of any Category I and Category II SDC Product(s), while INNOVATIVE shall bear said responsibility for all Category III SDC Product(s). Adverse events related to the use of any SDC Product(s) shall be recorded in a single database, maintained by THERAPEUTICS and the Parties will coordinate their efforts to assure that all adverse events are properly reported INNOVATIVE will report all adverse events to THERAPEUTICS within 5 days of notification regardless of the Category of the Product.

         In the event of termination or breach, or for any other reason THERAPEUTICS transfers its ownership of any Regulatory Filings for any SDC Product(s) to INNOVATIVE, INNOVATIVE shall assume and become responsible for the reporting of adverse events for any Category I and Category II SDC Product(s).

         3.4 Budgets. It is agreed between the Parties that, as of the Effective Date, both THERAPEUTICS and INNOVATIVE, as part of the Development Plan and Technology Development Plan will have submitted its initial proposed Budgets for its activities under this Agreement (a copy of which is attached hereto as Exhibit B). All future projected Budgets for the budgetary periods determined by the EMC relating to all future research and development activities of each and every SDC Product(s) developed under this Agreement, and work proscribed by the Technology Development Plan will be submitted to the EMC for its review and approval. Said Budgets shall


W02-W97-oc:LGA\41332973.5              FINAL DEVELOPMENT AND LICENSING AGREEMENT
CONFIDENTIAL                   DATED SEPTEMBER 5, 2003 BY AND BETWEEN INNOVATIVE
                                         MEDICAL SERVICES AND THERAPEUTICS, INC.
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include projected costs for THERAPEUTICS' internal and external research and development efforts as well as INNOVATIVE's proposed activities under the Development Plan and Technology Development Plan. In the event that either Party determines that its efforts and activities will result in a budget overrun in excess of ten (10.0%), such Party will immediately notify the EMC thereof. Budgets in excess of 10% must receive EMC approval to be eligible for reimbursement per Section 3.6. Budget overruns may include line items not previously included in an approved Budget. These new items must be approved by the EMC to be eligible for reimbursement. Approval cannot be withheld for new items requested by the Agency, directly or indirectly, for a Product.

         3.5 Reports. To the degree applicable, THERAPEUTICS shall provide monthly reports to INNOVATIVE, as follows: (i) concerning its past and contemplated research and development efforts and activities relating to all SDC Product(s), including all technical, scientific and clinical progress; and (ii) concerning its past and contemplated efforts and activities in locating, identifying and pursuing potential Third Party purchasers or licensees with the requisite capital and funding capabilities for an FDA-mandated clinical testing phase and the maximization of the commercial potential of the identified SDC Product(s). In particular, such reports as warranted shall include specific budgets, timetables and time and events schedules for activities in the research and development of the SDC Product(s), the potential marketing and positioning of the SDC Product(s), competitive issues and THERAPEUTICS' primary sales and marketing objectives with respect to "partnering" of the SDC Product(s) on a worldwide basis with an emphasis on the United States.

         To the degree applicable, INNOVATIVE shall provide monthly reports to THERAPEUTICS, as follows: (i) concerning its past and contemplated research and development efforts and activities relating to all improvements and its progress with Category III Products, including all technical, scientific and clinical progress; and (ii) concerning its past and contemplated efforts and activities in locating, identifying and pursuing potential Third Party purchasers or licensees with the requisite capital and funding capabilities for any required testing and the maximization of the commercial potential of the identified Category III SDC Product(s) and (iv) a patent update regarding efforts to strengthen and broaden the SDC Core Technology and Improvements (Technology Development Plan) In particular, such reports as warranted shall include patent application updates and/or pending applications, specific budgets, timetables and time and events schedules for past and contemplated activities in the research and development of the SDC Product(s), the potential marketing and positioning of the SDC Product(s), competitive issues and INNOVATIVES' primary sales and marketing objectives with respect to "partnering" of the SDC Product(s) on a worldwide basis with an emphasis on the United States.

         3.6 Development Costs And Reimbursement.

                  (a) General. THERAPEUTICS shall pay, on a current basis, all research and development expenses, both internal and external, in carrying out its responsibilities as set forth in the Development Plan, for Category I, II and those

W02-W97-oc:LGA\41332973.5              FINAL DEVELOPMENT AND LICENSING AGREEMENT
CONFIDENTIAL                   DATED SEPTEMBER 5, 2003 BY AND BETWEEN INNOVATIVE
                                         MEDICAL SERVICES AND THERAPEUTICS, INC.
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Category III SDC Product(s) categorized by the FDA as OTC drug products (Exhibit
B as 3A and 3B). INNOVATIVE shall pay, on a current basis, any and all research and development expenses for Category III SDC Product(s) both internal and external, exclusive of products categorized by the FDA as OTC drug products, as well as ongoing intellectual property maintenance expenses in carrying out its responsibilities as set forth in the Technology Development Plan, as modified from time to time by the EMC.

         The Parties will be reimbursed for all EMC approved expenses from funds derived from Partnered Transactions described below and further detailed in Exhibit D.

                  (b) Reimbursement Of THERAPEUTICS Research/Development Costs And Expenses And Partnering Costs. Upon the sale or licensing to a Third Party of any Category I, II or III SDC Product(s) developed pursuant to this Agreement and, to the degree funds are available from the Partnered Transaction(s), THERAPEUTICS shall be entitled to reimbursement for all Development Costs and its time, expenses and legal fees directly related to partnering activities involved in the sale or license of each Product incurred pursuant to the Development Plan and as more fully set forth in the Reimbursement Schedule contained in Exhibit D attached hereto. Reimbursement for EMC approved expenses will be made from the proceeds of Partnered Transactions for the Product(s) for which the expenses were incurred.

         The Parties acknowledge that THERAPEUTICS will incur certain non-Product specific pre-clinical expenses that support multiple Products. The Parties agree that THERAPEUTICS shall be entitled to reimbursement of such non-Product specific preclinical expenses from the proceeds of the first three
(3) Category I, II and those Category III SDC Product(s) categorized by the FDA as OTC drug products (Exhibit B as 3A and 3B) Partnered Transactions, with the total amount of such non-Product specific pre-clinical expenses allocated equally across the three Partnered Transactions.

         (c) Reimbursement Of INNOVATIVE's Acquisition Costs, Prior Research/Development Costs And Expenses, On-Going Maintenance Expenses And Partnering Costs. The Parties acknowledge that, prior to the Effective Date, INNOVATIVE has incurred costs and expenses in excess of $2,200,000.00. Upon the sale or licensing to a Third Party of Category I, II or III SDC Product(s) developed pursuant to this Agreement and, to the degree funds are available from the Partnered Transaction(s), INNOVATIVE shall be entitled to reimbursement in the mutually agreed-upon amount of $2,200,000.00 for costs and expenses incurred prior to the Effective Date. One fourth (i.e., $550,000) of the aforementioned $2,200,000.00 reimbursement due INNOVATIVE will be allocated to and recovered from the proceeds of each of the first four (4) SDC Product Partnering Transactions regardless of the Category of the SDC Product.

         INNOVATIVE shall be reimbursed for Development Costs, 50% of the costs directly related to maintenance and expansion of the SDC Core Technology and 100% of the ongoing intellectual property costs for new medical, dental or veterinary indications directly related to the SDC Products and incurred after the Effective Date



W02-W97-oc:LGA\41332973.5              FINAL DEVELOPMENT AND LICENSING AGREEMENT
CONFIDENTIAL                   DATED SEPTEMBER 5, 2003 BY AND BETWEEN INNOVATIVE
                                         MEDICAL SERVICES AND THERAPEUTICS, INC.
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
pursuant to the Development Plan and as more fully set forth in the Reimbursement Schedule contained in Exhibit D attached hereto. Such reimbursement for EMC approved expenses will be made from the proceeds of Partnered Transactions for the Product(s) for which the expenses were incurred.

         3.7 Minimum Development Performance Standard. If, regardless of whether THERAPEUTICS exercises its Best Efforts, within two (2) years from the date of payment of the Initial Licensing Fee as required by Section 5.1 of this Agreement at least five (5) SDC Products reviewed and approved by the EMC, in any combination of Category I or II products, with not less than two in either Category I or II, are not under Development under the terms of this Agreement, then the Parties agree that this Agreement shall be automatically terminated and the licensing rights granted by INNOVATIVE to THERAPEUTICS under Section 2.1 shall terminate and revert to INNOVATIVE; provided, however, that any SDC Product(s) under Development and all licenses and sublicenses related to the continued development of those SDC Product(s) shall remain unaffected by termination under this Section 3.7 and the terms of this Agreement shall remain in full force and effect for the continued Development of those SDC Product(s). Upon termination under this Section 3.7, INNOVATIVE shall be entitled to proceed with the development of any Product(s) in the medical, dental and/or veterinary fields for human or animal health, in any way it sees fit; provided however, that INNOVATIVE shall not engage in the development and/or production of any Product(s) that is competitive with the continued Development of an SDC Product(s) under the terms of this Agreement and those Products that are the subject of active Third Party substantive discussions regarding its licensing or sale.

         SECTION 4.0                DUTIES AND RESPONSIBILITIES

         4.1 THERAPEUTICS' Duties and Responsibilities. With regard to Category I, II and III Products, on a Best Efforts basis, THERAPEUTICS shall provide:

                  (a) Research and Development Program. Based upon its expertise and on a commercially reasonable basis exercising its Best Efforts, THERAPEUTICS will establish an integrated Development Plan for the implementation of research and development programs for each SDC Product(s) evaluated and identified under
Section 3.3(a) that, in its exercise of sound business judgment, it deems worth pursuing. The Development Plan, with mutually agreed upon performance standards and criteria, including time and event scheduling, will identify potential SDC Healthcare Product candidates, under Categories I and II, as set forth in
Section 3.0, for development by either THERAPEUTICS or a Third Party(s). THERAPEUTICS shall collaborate and assist INNOVATIVE in identifying Category III SDC Product candidates. Upon evaluation and identification and SDC Product Categorization and approval by the EMC, THERAPEUTICS will conduct all product development, as more fully set forth in Section 3.0 hereof and bear full responsibility for all technical, scientific and clinical studies associated with the research and development of all Category I and II SDC Product(s) and those Category III SDC Product(s) categorized by the FDA as OTC drug products (Exhibit B as 3A and 3B).


W02-W97-oc:LGA\41332973.5              FINAL DEVELOPMENT AND LICENSING AGREEMENT
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                                         MEDICAL SERVICES AND THERAPEUTICS, INC.
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                   (b) Identification and Solicitation of Third Party Purchasers
for SDC Product(s). THERAPEUTICS shall use Best Efforts to identify and solicit potential Third Party purchasers for sale of any Category I or Category II SDC Product(s) and, will support, as appropriate INNOVATIVE'S efforts to arrange sale of a Category III SDC Product(s). THERAPEUTICS will negotiate deal terms for sale of Category I and II Product(s) to the Third Party(s) and present such term sheet(s) to EMC for review and approval prior to execution. In most cases, it is anticipated that such a transaction will occur on or before the completion of a Phase II Clinical Trial or the equivalent for a given Product.

                  (c) Identification and Solicitation of Third Party Licensees for SDC Product(s). On a Best Efforts basis, THERAPEUTICS shall identify and solicit potential Third Party licensees for Partnered Transaction(s) for all Category I and II SDC Products. THERAPEUTICS will negotiate deal terms for licensing Category I and II Product(s) to Third Party(s) and present term sheet(s) to EMC for review and approval prior to execution. In most cases, it is anticipated that such a transaction will occur on or before the completion of a Phase II Clinical Trial or the equivalent for a given Product.

         4.2 INNOVATIVE's Duties and Responsibilities. In addition to licensing its SDC Core Technology pursuant to the terms of this Agreement, as set forth in
Section 2.1 hereof, and with regard to Categories I, II and III Products, INNOVATIVE shall provide the following:

                  (a) Maintenance and Expansion of SDC Core Technology. On a Best Efforts basis, INNOVATIVE shall maintain its SDC Core Technology, all related patents and pending patents and continue to expand the SDC Core Technology and intellectual property opportunities related to Improvements as is deemed necessary, reasonable and appropriate in light of the SDC Product development activities outlined in this Agreement and approved by the EMC and described in the Technology Development Plan.

                  (b) Research and Development Program. Utilizing its Best Efforts and with the assistance of THERAPEUTICS, INNOVATIVE will establish an integrated Development Plan for the implementation of research and development programs for all Category III SDC Product(s) evaluated and identified under
Section 3.3(a) that, in its exercise of sound business judgment, it deems worth pursuing. The Development Plan, with mutually agreed-upon performance standards and criteria, including time and event scheduling, will identify potential SDC Personal Care candidates under Category III, as set forth in Section 3.0, for development and THERAPEUTICS shall collaborate and assist INNOVATIVE in identifying Category III SDC Product candidates. Upon evaluation, identification and approval by the EMC of such Category III SDC products, INNOVATIVE will conduct or have conducted all product development, as more fully set forth in
Section 3.0 hereof and bear full responsibility for all studies associated with the research and development of all Category III SDC Product(s) exclusive of products categorized by the FDA as OTC drug products The product development of the aforementioned OTC products is the responsibility of THERAPEUTICS.


W02-W97-oc:LGA\41332973.5              FINAL DEVELOPMENT AND LICENSING AGREEMENT
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                  (c) Identification and Solicitation of Third Party Purchasers
for SDC Product(s). On a Best Efforts basis, INNOVATIVE shall identify and solicit potential Third Party purchasers for sale of Category III SDC Product(s). INNOVATIVE will negotiate terms for sale of Category III Products to Third Party(s) and present such term sheet to EMC for review and approval prior to execution. In most cases, it is anticipated that such a transaction will occur on or before the completion of a Phase II Clinical Trial or the equivalent for a given Product.

                  (d) Identification and Solicitation of Third Party Licensees for SDC Products. On a Best Efforts basis, INNOVATIVE shall identify and solicit potential Third Party licensees of any Category III SDC Product(s) and, will support, as appropriate THERAPEUTICS' efforts to arrange sale of a Category I and II SDC Product(s). INNOVATIVE will negotiate terms for licensing Category III Products to Third Party(s) and present such term sheet to EMC for review and approval prior to execution. In most cases, it is anticipated that such a transaction will occur on or before the completion of a Phase II Clinical Trial or the equivalent for a given Product.

                  (e) Pre-Commercial Manufacturing of Drug Substance. INNOVATIVE shall by January 1, 2004 produce and provide at no cost to THERAPEUTICS, cGMP-quality, active pharmaceutical ingredient (SDC drug substance) based upon SDC Core Technology or Improvements for incorporation into investigational SDC Healthcare Products, use in all of the formulation development activities, pre-clinical and clinical studies and trials for all Category I,II and III SDC Product(s) conducted by or under the direction of THERAPEUTICS or any Licensee of the SDC Products. INNOVATIVE will provide the SDC (Raw Material) drug substance in timely and sufficient manner to support forecasted development demands. In the event that INNOVATIVE is unable to provide the SDC drug substance in a timely and sufficient manner to support forecasted commercial demands, THERAPEUTICS shall have the right to manufacture or have manufactured any SDC drug substance or Improvements required for the Development of SDC Products that are in Development or necessary to meet the defined commercial needs and INNOVATIVE shall fully cooperate with the transfer of manufacturing capability to a Third Party specified by THERAPEUTICS in a timely manner.

                  (f) Commercial Manufacturing of Drug Substance. INNOVATIVE shall be solely and exclusively responsible for the commercial manufacture of any SDC bulk drug substance either itself or through approved Third Parties and prior to commencement thereof, shall establish a fully compliant cGMP manufacturing facility to produce all SDC (Raw Material) drug substance meeting all Agency and/or FDA specifications for utilization in all SDC Healthcare and Personal Care Product(s). INNOVATIVE shall demonstrate its ability to meet these requirements not less than twelve (12) months prior to the first scheduled Category I, II or III Product "NDA" submission. but not sooner than January 1, 2004. INNOVATIVE will provide cGMPcompliant SDC drug substance material for incorporation into all Category I, II or III SDC Products subject to this Agreement at a cost not to exceed any competitive bid from a qualified Third Party manufacturer. In the event that INNOVATIVE is unable to provide the SDC drug substance in a timely and sufficient manner to support forecasted


W02-W97-oc:LGA\41332973.5              FINAL DEVELOPMENT AND LICENSING AGREEMENT
CONFIDENTIAL                   DATED SEPTEMBER 5, 2003 BY AND BETWEEN INNOVATIVE
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commercial demands, THERAPEUTICS shall have the right to manufacture or have manufactured any SDC drug substance or Improvements required for the Development of SDC Products that are in Development or necessary to meet the defined commercial needs and INNOVATIVE shall fully cooperate with the transfer of manufacturing capability to a Third Party specified by THERAPEUTICS in a timely manner.

     SECTION 5.0 LICENSING FEES, MILESTONE PAYMENTS AND THIRD PARTY SALES AND/OR
                 LICENSING TRANSACTIONS

         5.1 Initial Licensing Fee. As consideration for the rights conveyed by INNOVATIVE to THERAPEUTICS under this Agreement, THERAPEUTICS shall pay to INNOVATIVE a licensing fee of TWENTY-FIVE THOUSAND Dollars ($25,000.00) (the "Initial Licensing Fee") on or before October 15, 2003.

         5.2 Milestone Payments. In addition to the Initial Licensing Fee, THERAPEUTICS shall also pay to INNOVATIVE the following nonrefundable and non-creditable amounts: Payment of [CONFIDENTIAL TREATMENT OF THIS ITEM IS REQUESTED] is payable within ten (10) days after achievement of milestone ("a") set forth below and Payment of [CONFIDENTIAL TREATMENT OF THIS ITEM IS REQUESTED] is payable upon receipt of a Third Party payment, if any, related to milestone ("b") set forth below for the FIRST Category I Product developed pursuant to this Agreement:

     (a)  [CONFIDENTIAL TREATMENT OF       Upon successful completion
           THIS SECTION IS REQUESTED]      of the first human
                                           Proof-of-Concept ("POC")
                                           Study with results warranting
                                           Phase III testing for a
                                           Category I or II Product


          And

     (b)  [CONFIDENTIAL TREATMENT OF        Either upon sale of a
           THIS SECTION IS REQUESTED]       Category I SDC Product(s)
                                            to a Third Party, or upon
                                            execution of definitive
                                            agreement with Third
                                            Party Licensee of a
                                            Category I SDC Product(s)



         5.3 Sale Or Licensing To Third Party Of SDC Healthcare and Personal Care Product(s). Upon successful identification and negotiations with a potential Third Party purchaser or licensee(s) for any Category I, II or III SDC Product(s), INNOVATIVE or THERAPEUTICS, through the EMC, will enter into sale, licensing and sublicensing agreements as defined in Section 4.0.

         5.4 Third Party Sale Proceeds, Licensing Fees And Royalty Payments. All Partnered Transaction Proceeds (including, Third Party sales proceeds, licensing fees, royalty payments and any and all forms of cash and non-cash consideration) shall be paid directly to INNOVATIVE and THERAPEUTICS, according to their respective pro rata share, as set forth below.



W02-W97-oc:LGA\41332973.5              FINAL DEVELOPMENT AND LICENSING AGREEMENT
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     (a)  Category I Product(s) [CONFIDENTIAL TREATMENT OF THIS ITEM IS
          REQUESTED] to THERAPEUTICS [CONFIDENTIAL TREATMENT OF THIS ITEM IS REQUESTED to INNOVATIVE

     (b) Category II Product(s) [CONFIDENTIAL TREATMENT OF THIS ITEM IS REQUESTED to INNOVATIVE [CONFIDENTIAL TREATMENT OF THIS ITEM IS REQUESTED to THERAPEUTICS

     (c) Category III Product(s) [CONFIDENTIAL TREATMENT OF THIS ITEM IS REQUESTED to INNOVATIVE [CONFIDENTIAL TREATMENT OF THIS ITEM IS REQUESTED to THERAPEUTICS (the exact percentage to be determined by reference to Exhibit "C" -Product Category III Sub-Categorization)

Upon the Parties receipt of their respective share of any "Partnered Transaction Proceeds" as referenced in this Section, the Parties will comply with the reimbursement procedures set forth in Exhibit "D" attached hereto .

         SECTION 6.0 RECORDS, REPORTS, AUDIT AND INSPECTION RIGHTS

         6.1 Reports. On a quarterly basis, within thirty (30) days after the close of each fiscal quarter, THERAPEUTICS and INNOVATIVE will provide to the EMC and each other, if requested, regular written reports, fully documenting and specifically outlining all research and development and partnering costs incurred for the past quarter, pursuant to the Development Plan approved by the EMC.

         6.2 Maintenance of Records. Both INNOVATIVE and THERAPEUTICS shall maintain or cause to be maintained, for a minimum of five (5) years, complete and proper records and books of account relating to its activities under this Agreement. Each Party will permit its books and records to be examined from time to time by the other Party with reasonable notice, as provided in Section 6.3 to the extent necessary to verify the reports provided for in Section 6.1, such examination to be made at the expense of the requesting Party.

         6.3 Audit Procedures. Each Party will have the right, at its own expense and at any reasonable time or times, to cause a Third Party independent auditor not engaged on a contingency basis to inspect and audit the books and records of the other Party in order to verify the contents of the reports required by Section 6.1 above. Any such audit (i) shall be conducted after reasonable prior notice, during normal business hours and at the location(s) where such books and records are normally kept and (ii) may not be conducted more than once in any given twelve (12) month period. Notwithstanding the foregoing, in the event that any such audit results in a corrected report, on a material basis, the requesting Party shall have the right to conduct up to two
(2) such audits in the subsequent year. Such audit and the results thereof shall be confidential and the non-requesting Party reserves the right to require the auditor to execute an appropriate non-disclosure agreement before permitting the inspection and audit to proceed. The auditor shall report directly to the requesting Party and shall provide a copy of such report to each of the Parties.

W02-W97-oc:LGA\41332973.5              FINAL DEVELOPMENT AND LICENSING AGREEMENT
CONFIDENTIAL                   DATED SEPTEMBER 5, 2003 BY AND BETWEEN INNOVATIVE
                                         MEDICAL SERVICES AND THERAPEUTICS, INC.
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
         SECTION 7.0        INTELLECTUAL PROPERTY

         7.1 Warranty Of Title By INNOVATIVE. INNOVATIVE warrants that it has good and marketable title, and all rights to, the INNOVATIVE Patent Rights set forth in Exhibit A hereto, the INNOVATIVE Know-How, and the SDC Core Technology.

         7.2 Improvements.

                  (a) Improvements And Associated Technology Relating To INNOVATIVE's SDC Core Technology. THERAPEUTICS acknowledges that in consideration of the collaboration established hereby and the enabling nature of the work previously done by INNOVATIVE, Improvements to the SDC Core Technology may result that are not utili zed in the development of any SDC Product(s) under the terms and conditions of this Agreement. In addition, associated technology and data may be acquired and developed that may assist INNOVATIVE in the development of other uses and applications for the SDC Core Technology unrelated to the SDC Product Development Program outlined in this Agreement. Any such Improvements, together with the associated technology and data, shall remain the sole and separate property of INNOVATIVE, which shall have the right to independently use such associated technology and data provided that such use does not result in the improper disclosure or misuse of Proprietary Information. INNOVATIVE may seek to obtain, enforce and defend any and all intellectual property protection with regard to the associated technology and data in its own name, at its own expense and in its sole discretion.

         (b) Improvements And Associated Technology Not Related to or Dependent Upon SDC Core Technology. INNOVATIVE acknowledges that in consideration of the collaboration established hereby and the enabling nature of the work to be done pursuant to this Agreement, technology, materials, results, know-how, methods, data and documents may be developed by THERAPEUTICS that are not related to or dependent upon the SDC Core Technology. In addition, associated technology and data may be acquired and developed that may assist THERAPEUTICS in the development of other uses and applications not related to or dependent upon the SDC Core Technology or the SDC Product Development Program outlined in this Agreement. Any such technology, materials, results, know-how, methods, data and documents shall remain the sole and separate property of THERAPEUTICS, which shall have the right to independently use the same provided that such use does not result in the improper disclosure or misuse of SDC-related Proprietary Information. THERAPEUTICS may seek to obtain, enforce and defend any and all intellectual property protection with regard to such technology, materials, results, know-how, methods, data and documents in its own name, at its own expense and in its sole discretion. Any patents resulting from THERAPEUTICS efforts in the collaboration that are not related to or dependent upon the SDC Core Technology will belong to THERAPEUTICS. THERAPEUTICS will be responsible for filing, prosecution and maintenance of such patents and associated costs. Should INNOVATIVE wish to use such technology, materials, results, know-how, methods, data and documents solely in connection with SDC Product(s) and in a manner that is not competitive with


W02-W97-oc:LGA\41332973.5              FINAL DEVELOPMENT AND LICENSING AGREEMENT
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THERAPEUTICS, THERAPEUTICS may grant a non-exclusive worldwide license on terms to be agreed upon by the Parties.

         7.3 Prosecution Of Patents.

                  (a) INNOVATIVE Patents Relating to SDC Product(s). It is anticipated that as part of this collaborative Development Program, patents may be filed by and issued to INNOVATIVE that may cover compositions of matter, including formulations of product(s), as well as biological uses or processes for the manufacture of various SDC Product(s). In order to promote and achieve the overall goals of this Agreement, INNOVATIVE, at its expense, shall hire and retain patent counsel with expertise in the biomedical field to assist INNOVATIVE and THERAPEUTICS in properly protecting and safeguarding the INNOVATIVE Patent Rights, including conducting the review of all existing patents and related materials contemplated by the Technology Development Plan, and preparation and prosecution of any patents hereunder. Said patent counsel shall be approved either by THERAPEUTICS or the EMC, and such approval shall not be unreasonably withheld. Such patent review shall be conducted, and patents shall be prosecuted (including the handling of interferences) and maintained, by INNOVATIVE at its expense. In recognition of the importance to both Parties of the INNOVATIVE Patent Rights, and the Parties' community of interest therein, INNOVATIVE will provide THERAPEUTICS access to the results of such patent review, and INNOVATIVE will consult with THERAPEUTICS and give due consideration to all THERAPEUTICS comments at each stage of the patent application process, including prior to the initial preparation of draft applications, finalization of applications for filing with the relevant patent authorities, and amendment of applications during prosecution. In this connection, INNOVATIVE shall furnish THERAPEUTICS with copies of draft submissions to the relevant patent authorities for THERAPEUTICS's review and comment prior to formal submittal. THERAPEUTICS shall maintain all information and documents relating to such patent review, and to preparation and prosecution of patent applications, in strictest confidence. INNOVATIVE shall always be entitled to proceed with any submission or other contemplated action, provided that INNOVATIVE makes reasonable efforts to inform THERAPEUTICS as early as practicable and to consider its comments where possible. In the event that INNOVATIVE elects not to file any patent applications requested in writing by THERAPEUTICS, or elects to abandon claims in pending patent applications, relating to SDC Product(s), INNOVATIVE shall give timely written notice to and consult with THERAPEUTICS. INNOVATIVE shall not allow any patent applications, or claims or potential claims of any patent application, relating to SDC Product(s) to become barred or abandoned, or fail to maintain any patents, without first offering assignment of such applications and patents to THERAPEUTICS, which if it accepts such assignment shall thereafter prepare and/or prosecute such applications, and maintain such patents, at its sole expense and in its sole discretion. In the event such applications and patents are assigned to THERAPEUTICS, INNOVATIVE shall retain a non-exclusive license for uses not competitive to Therapeutics or it's licenses and forego any and all consideration related to Products developed based upon said patents.

         7.4 Infringement Of Patents By Third Parties.


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                  (a) Notification. Each Party shall promptly notify the other, in writing, of any alleged or threatened Third Party infringement of INNOVATIVE Patent Rights, of which it becomes aware.

                  (b) INNOVATIVE Patents Covering SDC Product(s). INNOVATIVE shall have the right, but not the obligation, to bring, at INNOVATIVE's expense and in its sole control, an appropriate action against any person or entity infringing upon a INNOVATIVE Patent Right directly or contributorily. If INNOVATIVE does not bring such action within ninety (90) days [forty-five (45) days in the case of an action brought under the Hatch-Waxman Act] of notification thereof to or by INNOVATIVE, THERAPEUTICS shall have the right, but not the obligation, to bring at its expense and in its sole control, such appropriate action. The Party not bringing an action under this paragraph (b) shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party shall cooperate fully with the Party bringing such action.

                  (c) Costs And Awards. The Party which is not in control of any action brought pursuant to Section 7.4(b) may elect to contribute fifty percent (50%) of the costs of litigation against such Third Party infringer, by providing written notice to the controlling Party within ninety (90) days after such action is first brought. If the non-controlling Party elects to bear fifty percent (50%) of such litigation costs, it shall receive fifty percent (50%) of any damage award or settlement resulting from such action. If the non-controlling Party does not elect to share such litigation costs, it shall not participate in any damage award or settlement resulting from such action.

                  (d) Settlement; Allocation Of Proceeds. Neither Party shall settle a claim brought under this Section 7.4 without the consent of the other Party. In the event of any recovery of monetary damages from the Third Party, whether such damages result from the infringement of a INNOVATIVE Patent(s), such recovery shall be allocated first to the reimbursement of any expenses incurred by the Parties in the litigation under this Section 7.4 (including, for this purpose, a reasonable allocation of internal counsel and other expenses). If the amount recovered from the Third Party is less than the aggregate expenses of the Parties incurred in connection with such litigation, the recovery shall be shared pro rata between THERAPEUTICS and INNOVATIVE in proportion to their respective expenses.

         7.5 Infringement Of Third Party Rights. In the event that any SDC Product(s) developed under this Agreement becomes the subject of a Third Party claim or there is the potential for a claim for patent infringement anywhere in the world, and irrespective of whether THERAPEUTICS or INNOVATIVE is charged with said infringement, the Parties shall promptly meet to consider the claim and the appropriate course of action. Unless the Parties otherwise agree, the Party against which such Third Party infringement claim is brought shall defend against such claim at its sole expense and the other Party shall have the right, but not the obligation, to participate in any such suit, at its sole option and at its own expense. Such other Party shall reasonably cooperate with the Party conducting the defense of the claim, including if required to conduct such defense, furnishing a power of attorney. Neither Party shall



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enter into any settlement that affects the other Party's rights or interests without such other Party's written consent, which consent shall not be unreasonably withheld. If in the opinion of INNOVATIVE's counsel, a license with respect to such Third Party patents is necessary to avoid substantial risks which could prevent INNOVATIVE, THERAPEUTICS or a sublicensee from making, using, marketing, offering for sale or selling an SDC Product(s), then INNOVATIVE shall notify THERAPEUTICS of such conclusion and the basis for it and give THERAPEUTICS a reasonable opportunity to discuss INNOVATIVE's opinion. If THERAPEUTICS concurs in INNOVATIVE's opinion, INNOVATIVE shall have the right, but not the obligation, to negotiate directly with such Third Party for a license. If THERAPEUTICS does not concur with INNOVATIVE's opinion, the matter shall be submitted to an independent counsel, selected by mutual consent and paid equally by INNOVATIVE and THERAPEUTICS, to determine whether there is a substantial risk of infringement of such Third Party rights. If such independent counsel determines that a substantial risk exists, then INNOVATIVE may, but shall not be required or obligated, to negotiate directly with such Third Party on behalf of the Parties. If such independent counsel determines that a substantial risk does not exist, then INNOVATIVE may still negotiate for a license from such Third Party if it elects to do so, but shall not be obligated to do so.

         Anything herein to the contrary notwithstanding, if a court of competent jurisdiction rules that practice of the rights granted to THERAPEUTICS or a sublicensee in Section 2.1 infringes a Third Party patent, INNOVATIVE at its own expense will obtain all enabling licenses necessary to restore the rights granted to THERAPEUTICS in Section 2.1. If the infringement results from the utilization of INNOVATIVE Patent Rights or INNOVATIVE Know-How in existence or acquired prior to the Effective Date of this Agreement, then INNOVATIVE shall not be entitled to reimbursement of any of such expense under Section 3.6(c) of this Agreement or otherwise. If the infringement results from utilization of INNOVATIVE Patent Rights or INNOVATIVE Know-How developed or acquired after the Effective Date pf this Agreement, INNOVATIVE shall be entitled to reimbursement of 50% for SDC Core Technology and 100% of specific medical patents related to SDC Healthcare or Personal Care Products of such expense under Section 3.6(c).

         7.6 Patent Marking. SDC Products subsequently marketed and/or sold by the Parties hereunder shall be marked with appropriate patent numbers or indicia at INNOVATIVE's request, reflecting INNOVATIVE's ownership of the SDC Core Technology, subject to THERAPEUTICS' consent and that of any pertinent Third Party that may license the SDC Product.

         7.7 Retention of Right To Sell Or License SDC Core Technology. Irrespective of the terms of this Agreement, INNOVATIVE shall retain any and all rights as to its SDC Core Technology, including but not limited to the right to sell, transfer, assign or license the SDC Core Technology (in a manner not inconsistent with this Agreement), provided that and upon condition that INNOVATIVE shall retain all rights for all applications relative to the SDC Healthcare and Personal Care Product(s), as defined in this Agreement and contemplated herein.


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         SECTION 8.0 REPRESENTATIONS AND WARRANTIES

         8.1 Mutual Representations. Each Party represents and warrants that (i) it is a corporation in good standing under the laws of the state of its incorporation; that (ii) it has the authority to enter into this Agreement; that
(iii) it has obtained all corporate approvals necessary to enter into this Agreement; that (iv) this Agreement is valid and binding and enforceable in accordance with its terms; and that (v) its execution, delivery, and performance of this Agreement will not infringe upon the rights of any Third Party or violate the provisions of any agreement to which it is a party.

         8.2 INNOVATIVE Representations And Warranties. INNOVATIVE warrants and represents that:

                  (a) No Litigation. To the best of its knowledge, INNOVATIVE has no pending legal actions or obligations or financial obligations that would or could infringe or impede its ability to carry out its obligations under the terms of this Agreement.

                  (b) Performance of Obligations. To the best of its knowledge, INNOVATIVE warrants that it will perform its obligations under the terms of this Agreement on a Best Efforts basis and further warrants that it will allocate sufficient resources in its active pursuit of viable SDC Product(s), as contemplated by the Parties under the terms of this Agreement.

                  (c) Safety Data. To the best of its knowledge, INNOVATIVE has informed THERAPEUTICS about all significant information in its possession or control concerning Axenohl(R), Axen(R), any potential side effects, injury, toxicity or sensitivity reaction and incidents or severity thereof with respect to any SDC Product(s) tests conducted by INNOVATIVE or its predecessors. INNOVATIVE acknowledges that such tests have been entirely pre-clinical and may not be indicative of results that may be obtained in humans.

                  (d) Patent Matters. As of the Effective Date and other than as outlined herein, INNOVATIVE has no knowledge of the existence of any patent owned or controlled by a Third Party which covers SDC Core Technology and would prevent INNOVATIVE from making, using or selling such SDC Core Technology. To the best of INNOVATIVE's knowledge and belief, as of the Effective Date, the INNOVATIVE Patent Rights set forth in Exhibit A and the INNOVATIVE Know-How at the Effective Date are owned by INNOVATIVE, and INNOVATIVE is not in possession of information that would, in its opinion, render any of its patent claims invalid and/or unenforceable. INNOVATIVE further warrants that NVID (a party to the Core Settlement Agreement referenced in the Recitals of this Agreement) holds no rights to import, make, use, offer for sale or sell the SDC Core Technology, nor, under any circumstances, unless granted by INNOVATIVE, can NVID recover more than patent ownership, but in such case INNOVATIVE would retain the rights to import, make, use, offer for sale and sell the SDC Core Technology.



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     8.3 THERAPEUTICS' Representations And Warranties. THERAPEUTICS warrants and represents that:

                  (a) No Litigation. To the best of its knowledge, THERAPEUTICS has no pending legal actions or obligations or financial obligations that would or could infringe or impede its ability to carry out its obligations under the terms of this Agreement.

Performance of Obligations. To the best of its knowledge, THERAPEUTICS warrants that it will perform its obligations under the terms of this Agreement on a Best Efforts basis and further warrants that it will allocate sufficient resources in its active pursuit of viable SDC Product(s), as contemplated by the Parties under the terms of this Agreement.

         8.4 No Other Representations. THE EXPRESS REPRESENTATIONS AND WARRANTIES STATED IN THIS AGREEMENT, INCLUDING THIS SECTION 8.0 ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITA TION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         SECTION 9.0 TERM AND TERMINATION

         9.1 Term. Unless earlier terminated as hereinafter provided, this Agreement shall commence upon the Effective Date and, unless sooner terminated as provided in this Section 9.0, extend until the latter of the payment of the last royalty payable by a Third Party licensee or any payments due from any Third Party purchaser under Section 5.0 or the expiration date of the last SDC patent relevant to this Agreement.

         9.2 Termination Without Cause. Upon one hundred twenty days (120) days written notice, THERAPEUTICS shall have the right to terminate this Agreement, without cause, on condition that and provided that, all licenses granted to THERAPEUTICS under this Agreement under Section 2.1 hereof shall terminate and all rights to all SDC Product(s) shall be promptly and efficiently transferred by THERAPEUTICS to INNOVATIVE. In addition, upon such termination, THERAPEUTICS hereby grants to INNOVATIVE the exclusive, royalty-free license to use any and all of the SDC-related Proprietary Information obtained from THERAPEUTICS under the terms of this Agreement in any manner which is necessary or useful for the continued research, development, manufacture, future use or sale of any SDC Product(s) that INNOVATIVE continues after THERAPEUTICS' termination. Furthermore, in the event that any SDC Product(s) have been either licensed or sold to a Third Party, as outlined in Section 5.0 hereof and any sales proceeds, licensing fees, or royalty payments remain due and payable from any Third Party, said termination shall not in any way affect THERAPEUTICS' right to receive its share of the payments due and payable to THERAPEUTICS pursuant to Section 5.4 hereof.

         9.3 Termination For Breach. Each Party shall have the right to terminate this Agreement and its obligations hereunder for material breach by the other Party, which breach remains uncured for thirty (30) business days after written notice is


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provided to the defaulting Party, unless there exists a bona fide dispute as to whether or not a breach has occurred. Notwithstanding any termination under this
Section 9.3, any obligation by a Party to make any monetary payment, which had accrued or has become payable as of the date of termination shall survive termination of this Agreement.

         9.4 Termination For THERAPEUTICS' Breach. In the event INNOVATIVE terminates this Agreement as a result of THERAPEUTICS' breach, pursuant to
Section 9.3 above, the licenses granted to THERAPEUTICS under Section 2.1 hereof of this Agreement shall terminate and any and all rights in any SDC Product(s) under Development as outlined herein shall be automatically terminated. In addition thereto, THERAPEUTICS shall cooperate with INNOVATIVE in all respects to effect the prompt and efficient transfer to INNOVATIVE of all SDC Product(s) research and development information and data. In the event of such termination, in regard to any Category I or II SDC Product(s), THERAPEUTICS hereby assigns to INNOVATIVE all right, title and interest in and to all Regulatory Filings and approvals with any Agency, including the FDA, pertaining to any SDC Product(s) and THERAPEUTCIS agrees to resign as Sponsor from any Regulatory Filings with any Agency, including the FDA, and assist INNOVATIV E and its agents, to assume all duties as Sponsor for all SDC Product(s) being processed with any Agency, including the FDA. INNOVATIVE will assume full responsibility for all Category I and II SCD Product related expenses incurred after the date of the Termination for Breach by THERAPEUTICS. In the event that any SDC Product(s) have either been licensed or sold to a Third Party, as outlined in Section 5.0 hereof, prior to termination under this Section 9.4, termination of this Agreement shall not in any way affect THERAPEUTICS' right to receive its share of any remaining payments due and payable to THERAPEUTICS from a Third Party purchaser or licensee pursuant to Section 5.4 hereof and THERAPEUTICS shall be entitled to receive all sales proceeds, licensing fees, or royalty payments that remain due and payable from any Third Party. In addition, upon termination under this
Section 9.4 THERAPEUTICS hereby grants to INNOVATIVE the exclusive, royalty-free license to use any and all of the SDC-related Proprietary Information obtained from THERAPEUTICS under the terms of this Agreement in any manner which is necessary or useful for the continued development, manufacture, sale or licensing of the SDC Product(s) as such product(s) exist as of the date of termination. Furthermore, INNOVATIVE shall retain all of its rights to bring an action against THERAPEUTICS under Section 11.0 [Dispute Resolution], including all of its rights for recovery of damages.

         In the case of Termination or Breach as defined in Section 9.0, prior to the transfer of any Regulatory Filings to INNOVATIVE, THERAPEUTICS shall provide INNOVATIVE, copies of all material correspondence with any Agency, including the FDA, and, subject to EMC approval, INNOVATIVE shall have the right to be present at all meetings with any Agency, including the FDA, related to the SDC Product(s). In the event of any transfer of ownership in the Regulatory Filings occurs, pursuant to Section 9.0, or any other Section hereof, beginning prior to the time of transfer of ownership of the Regulatory Filings to INNOVATIVE by THERAPEUTICS, THERAPEUTICS shall provide INNOVATIVE with letters of access to, any drug master files or other regulatory


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dossiers containing information necessary or useful to INNOVATIVE in connection with the impending transfer. Upon THERAPEUTICS' resignation as Sponsor, INNOVATIVE, by and through its agents, and with THERAPEUTICS' reasonable assistance (at no expense to THERAPEUTICS) shall assume all duties of the Sponsor and become primarily responsible for all regulatory affairs related to the SDC Product(s)

         9.5 Termination For INNOVATIVE's Breach. In the event that THERAPEUTICS terminates this Agreement as a result of INNOVATIVE's' breach, pursuant to
Section 9.3, all licenses granted to THERAPEUTICS under this Agreement shall survive to the degree commercially reasonable and necessary for any proper purpose of this Agreement. Further, in the event that INNOVATIVE is unable to manufacture the SDC (Raw Material) active ingredient drug substance, either itself or through INNOVATIVE'S Third Party manufacturer in timely and sufficient manner to support THERAPEUTICS forecasted development demands, INNOVATIVE will grant THERAPEUTICS a world-wide royalty-based license to manufacture SDC Core Technology based drug substance. In any case, INNOVATIVE will continue to provide SDC drug substance as described in Section 4.2 at least until THERAPEUTICS can establish an alternate source of supply. THERAPEUTICS shall retain all of its rights to bring an action against INNOVATIVE under Section
11.0 [Dispute Resolution], including all of its rights for recovery of damages.

         9.6 Partial Termination For Failure To Achieve Minimum Development Performance Standard. In the event that THERAPEUTICS is unable to meet the Minimum Development Performance Standards set forth in Section 3.7, this Agreement will automatically terminate and the licensing rights granted by INNOVATIVE to THERAPEUTICS under Section 2.1 shall terminate and revert to INNOVATIVE provided, however, that any SDC Product(s) under Development at the time of such termination and all licenses and sublicenses related to the continued Development of those SDC Product(s) shall remain unaffected by termination under this Section 9.6 and the terms of this Agreement shall remain in full force and effect for the continued development of those SDC Product(s). Upon termination under this Section 9.6, INNOVATIVE shall be entitled to proceed with the development of any Product(s) in the medical, dental and/or veterinary fields for human or animal health, in any way it sees fit provided however that INNOVATIVE shall not engage in the development and/or production of any Product(s) that is competitive with any SDC Product(s) under Development according to the terms of this Agreement. In any case, subsequent to a Partial Termination described herein, if an SDC Product is developed and commercialized by INNOVATIVE or a Third Party and such SDC Product uses or references information developed by THERAPEUTICS, For Category I, II and III A and III B Products, THERAPEUTICS shall receive the lesser of 5% of all proceeds received by INNOVATIVE in connection with such Third Party transaction or for five (5) years from the date of Product launch a royalty of 1.5% of Net Sales derived from such Product. For Category III C and III D Products, THERAPEUTICS shall receive the lesser of 2.5% of all proceeds received by INNOVATIVE in connection with such Third Party transaction or for five (5) years from the date of Product launch a royalty of 0.75% of Net Sales derived from such Product In the event that any SDC Product(s) have either been licensed or sold to a Third Party, as outlined in Section 5.0 hereof, prior to

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termination under this Section 9.6, termination shall not in any way affect
THERAPEUTICS' right to receive its share of any remaining payments due and payable to THERAPEUTICS from a Third Party purchaser or licensee pursuant to
Section 5.4 hereof and THERAPEUTICS shall be entitled to receive all sales proceeds, licensing fees, or royalty payments that remain due and payable from any Third Party.

         9.7 Notice. In the event of default or failure by either Party to perform any of the terms, covenants or provisions of this Agreement, the defaulting Party shall have thirty (30) days after the giving of written notice of such default by the non-defaulting Party to correct such default. If such default is not corrected within the said thirty (30) day period, non-defaulting Party shall have the right, at its option, to cancel and terminate this Agreement.

         9.8 No Waiver. No termination of this Agreement shall constitute a termination or a waiver of any rights of either Party against the other Party accruing at or prior to the time of such termination.

         SECTION 10.0 GOVERNMENTAL COMPLIANCE

         During the term of this Agreement, INNOVATIVE and THERAPEUTICS shall, at all times, comply with all laws and regulations that may control the development, production, commercialization, manufacture, use, sale, marketing, distribution and other commercial exploitation of the any SDC Product(s) undertaken pursuant to this Agreement.

         SECTION 11.0 DISPUTE RESOLUTION, VENUE AND GOVERNING LAW

         11.1 Disputes. The Parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either Party's rights and/or obligations hereunder or thereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Section
11.0 if and when a dispute arises under this Agreement.

         In the event of disputes between the Parties, including disputes among the members of the EMC which such committee is unable to resolve, a Party seeking to resolve such dispute will, by written notice to the other, have such dispute referred to their respective executive officers designated below or their successors, for attempted resolution by good faith negotiations within fourteen (14) days after such notice is received. Said designated officers are as follows:

            INNOVATIVE     Chief Executive Officer

            THERAPEUTICS   Chief Executive Officer





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         In the event the designated executive officers are not able to resolve such dispute, either Party may at any time after the fourteen business (14) day period invoke the provisions of Section 11.2 hereinafter.

         11.2 Alternative Dispute Resolution. Following settlement efforts pursuant to Section 11.1, any dispute, controversy or claim arising out of or relating to the validity, construction, enforceability or performance of this Agreement, including disputes relating to alleged breach or to termination of this Agreement under Section 9.3, other than disputes described in Section 11.2
(c) which are expressly prohibited herein from being resolved by this mechanism, shall be settled by binding Alternative Dispute Resolution ("ADR") in the manner described below:

                  (a) ADR Request. If a Party intends to begin an ADR to resolve a dispute, such Party shall provide written notice (the "ADR Request") to counsel for the other Party informing such other Party of such intention and the issues to be resolved. From the date of the ADR Request and until such time as any matter has been finally settled by ADR, the running of the time periods contained in Section 9.3 as to which a Party must cure a breach of this Agreement shall be suspended as to the subject matter of the dispute.

                  (b) Additional Issues. Within ten (10) business days after the receipt of the ADR Request, the other Party may, by written notice to the counsel for the Party initiating ADR, add additional issues to be resolved.

                  (c) No ADR Of Patent Issues. Disputes regarding the scope, validity and enforceability of patents shall not be subject to this Section 11.2, and shall be submitted to a court of competent jurisdiction.

         11.3 Arbitration Procedures. The ADR shall be conducted pursuant to the Rules of the American Arbitration Association (San Diego) then in effect, except that notwithstanding those rules, the following provisions shall apply to the ADR hereunder.

                  (a) Arbitrator. The arbitration shall be conducted by a panel of three arbitrators (the "Panel"). The Panel shall be selected from a pool of retired judges to be presented to the Parties by American Arbitration Association ("AAA").

                  (b) Proceedings. The time periods set forth in the AAA rules shall be followed, unless a Party can demonstrate to the Panel that the complexity of the issues or other reasons warrant the extension of one or more of the time tables. In such case, the Panel may extend such time tables, but in no event shall the time tables being extended so that the ADR proceeding extends more than twelve (12) months from its beginning to the Award. In regard to such time tables, the Parties (i) acknowledge that the issues that may arise in any dispute involving this Agreement may involve a number of complex matters and
(ii) confirm their intention that each Party will have the opportunity to conduct any discovery reasonably necessary with respect to all material issues involved in a dispute within the framework provided above. Within such time frames, each Party shall have the right to conduct discovery in accordance with




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California Code of Civil Procedure. The Panel shall not award punitive damages to either Party and the Parties shall be deemed to have waived any right to such damages. The Panel shall, in rendering its decision, apply the substantive law of the State of California, without regard to its conflict of laws provisions. The Panel shall apply California's Rules of Evidence to the hearing. The proceeding shall take place in the City of San Diego. The fees of the Panels and AAA shall be paid by the losing Party which shall be designated by the Panel. If the Panel is unable to designate a losing Party, it shall so state and the fees shall be split equally between the Parties.

                  (c) Award. The Panel is empowered to award any remedy allowed by law, including money damages, multiple damages, prejudgment interest and attorneys' fee, and to grant final, complete, interim, or interlocutory relief, including injunctive relief but excluding punitive damages.

                  (d) Costs. Except as set forth in Section 11.3(b), above, each Party shall bear its own legal fees. The Panel shall assess its costs, fees and expenses, including reasonable attorneys' fees and costs, against the Party losing the ADR unless it believes that neither Party is the clear loser, in which case the Panel shall divide such fees, costs and expenses according to the Panel's sole discretion.

                  (e) Confidentiality. The ADR proceeding shall be confidential and the Panel shall issue appropriate protective orders to safeguard each Party's Proprietary Information. Except as required by law, no Party shall make (or instruct the Panel to make) any public announcement with respect to the proceedings or decision of the Panel without prior written consent of each other Party. The existence of any dispute submitted to ADR, and the award, shall be kept in confidence by the Parties and the Panel, except as required in connection with the enforcement of such award or as otherwise required by applicable law.

         11.4 Judicial Enforcement. The Parties agree that judgment on any arbitral award issued pursuant to this Article 11 shall be entered in the Superior Court of the State of California, in the County of San Diego.

         11.5 Governing Law. This Agreement is made in accordance with and shall be governed and construed under the laws of the State of California, as such laws are applied to contract entered into and to be performed within such state.

         SECTION 12.0 CONFIDENTIALITY

         12.1 Proprietary Information; Exceptions. Each Party will maintain all Proprietary Information received or generated by it under this Agreement in trust and confidence and will not disclose any such Proprietary Information to any Third Party or use any such Proprietary Information for any purposes other than those necessary or permitted for performance under this Agreement. Neither THERAPEUTICS or INNOVATIVE shall use any of the other Party's Know-How for any purpose other than those expressly described herein. Each Party may use the other's Proprietary Information only to the extent required to accomplish the purposes of this Agreement.



W02-W97-oc:LGA\41332973.5              FINAL DEVELOPMENT AND LICENSING AGREEMENT
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                                         MEDICAL SERVICES AND THERAPEUTICS, INC.
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
Proprietary Information shall not be used for any purpose or in any manner that would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States. Proprietary Information shall not be reproduced in any form except as required to accomplish the intent of this Agreement. No Proprietary Information shall be disclosed to any employee, agent, consultant, Affiliate, or sublicensee who does not have a need for such information. To the extent that disclosure is authorized by this Agreement, the disclosing Party will prospectively notify the other Party of such intended disclosure and obtain prior agreement from its employees, agents, consultants, Affiliates, sublicensees or clinical investigators to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement. Each Party will use at least the same standard of care as it uses to protect its own Proprietary Information of a similar nature to ensure that such employees, agents, consultants and clinical investigators do not disclose or make any unauthorized use of such Proprietary Information, but no less than reasonable care. Each Party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Proprietary Information.

         Proprietary Information shall not include any information which:

                  (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party in breach hereof, generally known or available;

                  (b) is known by the receiving Party at the time of receiving such information, as evidenced by its written records;

                  (c) is hereafter furnished to the receiving Party by a Third Party, as a matter of right and without restriction on disclosure;

                  (d) is independently developed by the receiving Party without any breach of this Agreement; or

                  (e) is the subject of a written permission to disclose provided by the disclosing Party.

         12.2 Authorized Disclosure. Upon signing this Agreement the Parties shall issue a mutually approved joint press release that does not include the financial terms of the Agreement. The Parties agree that the material financial terms of the Agreement, other than the initial payment provided in Section 5.1 and the milestone payments provided for 5.2, will be considered Proprietary Information of both Parties. Notwithstanding the foregoing, either Party may make disclosures required by law or regulation, provided prior notice is given to the other Party whenever possible, and may disclose the material financial terms of the Agreement to bona fide potential corporate partners, to the extent required or contemplated by this Agreement, and to financial underwriters, prospective investors and other parties with a need to know such information. Any such disclosures, and any disclosure of the development and marketing or Products or other developments under this Agreement, including but not limited to press releases, will be reviewed and consented to by each Party prior to such


W02-W97-oc:LGA\41332973.5              FINAL DEVELOPMENT AND LICENSING AGREEMENT
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                                         MEDICAL SERVICES AND THERAPEUTICS, INC.
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
disclosure. Such consent shall not be untimely or unreasonably withheld by either Party. All such disclosures shall be made only to parties under an obligation of confidentiality.

         Notwithstanding any other provision of this Agreement, each Party may disclose Proprietary Information if such disclosure:

         (a) is in response to a valid order of a court or other governmental body of the United States or a foreign country, or any political subdivision thereof; provided, however, that the responding Party shall first have given notice to the other Party hereto and shall have made a reasonable effort to obtain a protective order requiring that the Proprietary Information so disclosed be used only for the purposes for which the order was issued;

          (b) is otherwise required by law or regulation, including SEC related documents; or

          (c) is otherwise necessary to file or prosecute patent applications,

prosecute or defend litigation or comply with applicable governmental regulations or otherwise establish rights or enforce obligations under this Agreement, but only to the extent that any such disclosure is necessary.

         12.3 Return Of Proprietary Information. In the event THERAPEUTICS loses its license to INNOVATIVE Patents and INNOVATIVE Know-How which was granted to it under this Agreement, THERAPEUTICS shall use diligent efforts (including without limitation a diligent search of files and computer storage devices) to return all Proprietary Information received by it from INNOVATIVE, provided, however, that THERAPEUTICS may keep one copy of such Proprietary Information for legal archival purposes. Access to the copy so retained by THERAPEUTICS' legal department shall be restricted to counsel and such Proprietary Information shall not be used except in the resolution of any claims or disputes arising out of this Agreement.

         12.4 Publications. Except as required by law, neither Party shall publish or present, or cause to be published or presented, the results of studies carried out with respect to any SDC Product(s) without the opportunity for prior review by the other Party. Each Party shall provide to the other the opportunity to review any proposed abstracts, manuscripts or presentations which relate to any SDC Product(s) at least thirty (30) days prior to their intended submission for publication and such submitting Party agrees, upon written request from the other Party, not to submit such abstract or manuscript for publication or to make such presentation until the other Party is given a reasonable period of time to seek patent protection for any material in such publication or presentation that it believes is patentable.

         12.5 Mutual Confidentiality Agreement. This Agreement shall supersede the Mutual Confidentiality Agreement ["MCA"] executed between the Parties on or about 21 March 2003 and the MCA shall be terminated upon the Effective Date of this Agreement. However, each Party's obligations of confidentiality and non-use of




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
information under the MCA shall continue with respect to all Proprietary Information disclosed prior to its termination.

         12.6 Right To Injunctive Relief. Each Party shall be entitled, in addition to any other right or remedy it may have, at law or equity, to an injunction, without the posting of any bond or other security, enjoining or restraining any other Party from any violation or threatened violation of this
Section 12.0.

         SECTION 13.0 INDEMNIFICATION.

         13.1 Indemnification By INNOVATIVE. INNOVATIVE hereby agrees to indemnify, hold harmless and defend THERAPEUTICS against any and all expenses, costs of defense (including without limitation attorneys' fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any amounts THERAPEUTICS becomes legally obligated to pay because of any claim or claims against it by NVID or others to the extent that such claim or claims (i) arise out of the breach or alleged breach of any representation or warranty by INNOVATIVE hereunder, or (ii) are due to the negligence or misconduct of INNOVATIVE; provided that (a) THERAPEUTICS provides INNOVATIVE with prompt notice of any such claim and the exclusive ability to defend (with the reasonable cooperation of THERAPEUTICS) and settle any such claim and (b) such indemnities shall not apply to the extent such claims are covered by THERAPEUTICS' indemnity set forth in Section 13.2 below.

         13.2 Indemnification By THERAPEUTICS. THERAPEUTICS hereby agrees to indemnify, hold harmless and defend INNOVATIVE against any and all expenses, costs of defense (including without limitation attorneys' fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any amounts INNOVATIVE becomes legally obligated to pay because of any claim or claims against it to the extent that such claim or claims (i) result from THERAPEUTICS' activities under this Agreement, (ii) arise out of the breach or alleged breach of any representation or warranty by THERAPEUTICS hereunder, (iii) are due to the negligence or misconduct of THERAPEUTICS, or (iv) arise out of the possession, manufacture, use, sale or administration of an SDC Product by THERAPEUTICS or THERAPEUTICS' Affiliates or sublicensees provided that (a) INNOVATIVE provides THERAPEUTICS with prompt notice of any such claim and the exclusive ability to defend (with the reasonable cooperation of INNOVATIVE) or settle any such claim and (b) such indemnities shall not apply to the extent such claims are covered by INNOVATIVE's indemnity set forth in Section 13.1 above.

         13.3 Mechanics. In the event that the Parties cannot agree as to the application of Sections 13.1 and 13.2 above to any particular loss or claim, the Parties may conduct separate defenses of such claim. Each Party further reserves the right to claim indemnity from the other in accordance with Sections 13.1 and
13.2 above upon resolution of the underlying claim, notwithstanding the provisions of Sections 13.1 and 13.2 above requiring the indemnified Party to tender to the indemnifying Party the exclusive ability to defend such claim or suit.




W02-W97-oc:LGA\41332973.5              FINAL DEVELOPMENT AND LICENSING AGREEMENT
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                                         MEDICAL SERVICES AND THERAPEUTICS, INC.
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



         13.4 Insurance Coverage. Each Party represents and warrants that it is covered and will continue to maintain the following insurance coverage covering all of each Party's activities and obligations hereunder. Furthermore, both Parties agree to give due notice to the other Party during the period stated of any such material change that may affect the continuation of such coverage.

                  (a) Worker's Compensation and Occupational Disease Disability insurance as required by the laws of the State of California;

                  (b) Comprehensive Automobile Liability insurance for vehicles furnished by such Party or used by such Party in the performance of this Agreement with bodily injury and property damage limits of $1,000,000 each occurrence, combined single limit; and

                  (c) Commercial General Liability insurance with bodily injury and property damage limits of $1,000,000 each occurrence, aggregate combined single limit.

         Furthermore, each Party shall provide the other Party with written notice at least fifteen (15) days prior to any cancellation or material change in such insurance program. Each Party shall maintain such insurance program, or other program with comparable coverage, beyond the expiration or termination of this Agreement during (i) the period that any SDC Product is being commercially distributed or sold other than for the purpose of obtaining regulatory approvals by THERAPEUTICS, Affiliate or agent of THERAPEUTICS and (ii) a commercially reasonable period thereafter.

         SECTION 14.0 GENERAL TERMS AND CONDITIONS.

                  14.1 Entire Agreement. Other than the Mutual Confidentiality Agreement and its effective terms, as outlined in Section 12.5, this Agreement memorializes and constitutes the final expression and the complete and exclusive statement of agreement and understanding among the Parties with regard to the subject matter hereof. All negotiations, agreements, proposed agreements, covenants, representations and warranties, express and implied, oral and written, of the Parties with regard to the subject matter hereof are contained herein. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by either Party to the other with respect to the subject matter of this Agreement. All prior and contemporaneous conversations, negotiations, possible and alleged agreements and representations, covenants, and warranties with respect to the subject matter, including the undated Silver Bullet Agreement previously prepared by the Parties are hereby waived, merged herein and superseded by this Agreement. This is an integrated agreement.

                  14.2 No Agency Or Legal Representative Status. The Parties are and, at all times, shall be and remain independent contractors as to each other. No joint venture or other relationship which would impose liability upon either Party for any act or failure to act of the other Party shall be created or implied hereby or herefrom. This Agreement



W02-W97-oc:LGA\41332973.5              FINAL DEVELOPMENT AND LICENSING AGREEMENT
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                                         MEDICAL SERVICES AND THERAPEUTICS, INC.
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does not and is not intended to constitute THERAPEUTICS as the agent or legal representative of INNOVATIVE. Except as provided herein, neither Party is granted any express or implied right or authority by the other Party to assume or create any obligation or responsibility on behalf of or in the name of the other Party, or to bind the other Party in any manner or thing whatsoever. Nothing in this relationship shall be construed to create a relationship of joint venture, partnership, fiduciary or other similar relationship between the Parties.

         14.3 Exhibits. The following exhibits are attached to the Agreement and incorporated by reference:

         Exhibit A - INNOVATIVE Patent Rights
         Exhibit B - Product Development Flow Chart
         Exhibit C -Product Category Decision Chart
         Exhibit D - Approved Reimbursement Costs and Reimbursement Schedule Exhibit E - Form of "Product Specific" License Agreement

         14.4 Attorneys' Fees And Court Costs. In the event that it becomes necessary to initiate legal proceedings by either Party to enforce any of the terms or provisions of this Agreement, to recover damages, or to obtain any relief, at law or in equity, the prevailing Party shall be entitled to recover, in addition to any relief afforded or obtained in such proceeding, reasonable attorneys' fees and costs as well as any court costs incurred by such Party in connection with any such action(s).

         14.5 No Waiver. The failure of either Party to enforce any provision of this Agreement shall not be deemed a waiver of that provision or of the right of the Party to thereafter enforce that or any other provision.

         14.6 Legal Representation/No Operative Presumption. This document is the result of negotiations between Parties, each of whom was represented or had the opportunity to be represented in the transaction, and has had the opportunity to have had the transactional documents reviewed by counsel of their own choice. There shall be no operative presumption against any Party on the ground that such Party was responsible for the preparation of this Agreement or any part thereof.

         14.7 Assignment. Except as otherwise provided herein, neither this Agreement nor any interest hereunder will be assignable in part or in whole by any Party without the prior written consent of the other which cannot be unreasonably withheld; provided, however, that either Party may assign or otherwise transfer this Agreement to any of its Affiliates or to any successor by merger or sale of all or substantially all of its business assets to which this Agreement relates in a manner such that the assignor will remain liable and responsible for the performance and observance of all its duties and obligations hereunder. This Agreement will be binding upon the successors and permitted assigns of the Parties, and the name of a Party herein will be deemed to include the names of such Party's successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment which is not in accordance with this Section 14.7 will be void.



W02-W97-oc:LGA\41332973.5              FINAL DEVELOPMENT AND LICENSING AGREEMENT
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                                         MEDICAL SERVICES AND THERAPEUTICS, INC.
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         14.8 Affiliates. The Parties hereto acknowledge that they may carry out some of the activities required or permitted pursuant to this Agreement through its Affiliates. The Parties hereby mutually represent and warrant that this Agreement shall be binding on its Affiliates and further guarantees the performance of its Affiliates in accordance with this Agreement as if such Affiliates were parties to this Agreement.

         14.9 Survival Of Representations And Warranties. The representations and warranties contained in Section 4.0 survive and continue in full force and effect notwithstanding early termination of this Agreement. In addition, Sections 1.0, 2.0, 5.0, 7.0, 9.0, 11.0, 12.0 and 14.0 of this Agreement shall survive the termination of this Agreement (subject to any subsequent dates of termination referred to in such individual Sections).

         14.10 Additional Documents And Acts. Each of the Parties hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

         14.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

         14.12 Governing Law And Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of California. This Agreement is performable in part in the County of San Diego, California, and the Parties mutually agree that personal jurisdiction and venue shall be proper in the state and federal courts situated in San Diego County, California. Other than as expressly modified by Section 11.0 hereof, the Parties agree that any litigated dispute will be conducted solely in such courts. Each Party further agrees that personal jurisdiction over it may be effected by service of process by registered or certified mail addressed to them at the address listed hereinabove and that when so made shall be as if served upon its registered agent for service of process within its respective state.

         14.13 Severability. In the event that any covenant, condition or other provision herein contained is held to be invalid, void or illegal by any court of competent jurisdiction the same shall be deemed severable from the remainder of this Agreement and. shall in no way affect, impair or invalidate any other covenant, condition or other provision herein contained. If such condition, covenant or other provision shall be deemed invalid due to its scope or breadth, such covenant, condition or other provision shall be deemed valid to the extent of the scope or breadth permitted by law.

         14.14 Notices. All notices, as well as any reports or statements, required hereunder shall be deemed to be duly given on the date same is mailed or sent and/or acknowledged via hand delivery, facsimile or reliable overnight delivery to the Party concerned at the following addresses:




W02-W97-oc:LGA\41332973.5              FINAL DEVELOPMENT AND LICENSING AGREEMENT
CONFIDENTIAL                   DATED SEPTEMBER 5, 2003 BY AND BETWEEN INNOVATIVE
                                         MEDICAL SERVICES AND THERAPEUTICS, INC.
                                                                   Page 35 OF 43

         INNOVATIVE     1725 Gillespie Way
                        El Cajon, California 92020
                        ATTN: Mr. Michael L. Krall
                        Telephone: 619.596.8600
                        Facsimile : 619.596.8700
                        [Confirmation By Registered Mail, If Requested]

         THERAPEUTICS   4180 La Jolla Village Drive, Suite 255
                        La Jolla, California 92037
                        ATTN: Charles E. Holland, Ph.D.
                              Daniel Piacquadio. M.D.
                        Telephone:  858.642.9100
                        Facsimile : 858.642.9108
                        [Confirmation By Registered Mail, If Requested]


         14.15 Reformation. All Parties hereby agree that neither Party intends to violate any public policy, statutory or common law, rule, regulation, treaty or decision of any government agency or executive body thereof of any country or community or association of countries; that if any word, sentence, paragraph or clause or combination thereof of this Agreement is found, by a court or executive body with judicial powers having jurisdiction over this Agreement or any of its Parties hereto, in a final unappealed order to be in violation of any such provision in any country or community or association of countries, such words, sentences, paragraphs or clauses or combination shall be inoperative in such country or community or association of countries, and the remainder of this Agreement shall remain binding upon the Parties hereto.

         14.16 Cumulative Rights. The rights, powers and remedies hereunder shall be in addition to, and not in limitation of, all rights, powers and remedies provided at law or in equity, or under any other agreement between the Parties. All of such rights, powers and remedies shall be cumulative, and may be exercised successively or cumulatively.

         14.17 Force Majeure. No liability hereunder shall result to a Party by reason of delay in performance caused by force majeure, that is, circumstances beyond the reasonable control of the Party, including, without limitation, acts of God, fire, flood, war, civil unrest, labor unrest, terrorist acts, shortage of or inability to obtain material as equipment.



W02-W97-oc:LGA\41332973.5              FINAL DEVELOPMENT AND LICENSING AGREEMENT
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                                         MEDICAL SERVICES AND THERAPEUTICS, INC.
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



         14.18 Section Headings. The section headings used in this Agreement are intended for convenience only and shall not be deemed to supersede or modify any provisions.

         IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement in multiple originals by their duly authorized officers and representatives on the respective dates shown below, but the terms hereof are effective as of the Effective Date.

                                     INNOVATIVE MEDICAL SERVICES


Dated: September 5, 2003           By: /s/ Michael L. Krall
                                       -----------------------------------
                                       Michael L. Krall President / CEO



                                     THERAPEUTICS, INC.


Dated: September 5, 2003           By: /s/ Dan Piacquadio
                                       ---------------------
                                       Dan Piacquadio, M.D
                                       Title: President

Dated: September 5, 2003           By: /s/ Charles E. Holland
                                       --------------------------
                                       Charles E. Holland, Ph.D




W02-W97-oc:LGA\41332973.5              FINAL DEVELOPMENT AND LICENSING AGREEMENT
CONFIDENTIAL                   DATED SEPTEMBER 5, 2003 BY AND BETWEEN INNOVATIVE
                                         MEDICAL SERVICES AND THERAPEUTICS, INC.
                                                                   Page 37 OF 43

                                    Exhibit A

U. S. PATENTS

       98-0114      Disinfectant and Method of Making
                    --------------------------------------------------------
       Case No.     USSN 09/169,229 filed 10-09-98
       Status:      U.S. Patent 6,197,814 B1 issued 03-06-01
       00-0128      Disinfectant and Method of Making (Divisional Application)
                    --------------------------------------------------------
       Case No.:    USSN 09/798,763 filed 03-02-01
       Status:      U.S. Patent 6,583,176 issued 06-24-03

                            U. S. PATENT APPLICATIONS

              [CONFIDENTIAL TREATMENT OF THIS SECTION IS REQUESTED]

      0x-xxxx        XXXXXXXXXXXXXXXXXXXXXXXXX - filed XXXXX, 2003
      0x-xxxx        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX - filed XXXXXX, 2002
                     -----------------------------------------------------
      0x-xxxx        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX -filed XXXXXX, 2003
                     -----------------------------------------------------
      0x-xxxx        XXXXXXXXXXXXXXXXXXXXXXXXX -filed XXXXXXXXX, 2003
                     -----------------------------------------------------


                                 FOREIGN PATENTS
                                 ---------------

     00-0043 Disinfectant and Method of Making - OAPI Region Case No. Serial Number 1200000094
     Status: Patent Number 11368 issued 10-17-00
     00-0044 Disinfectant and Method of Making -Russia
     Case No. 200000396
     Status: Patent No. 002646 issued 08-29-2002
     00-0024 Disinfectant and Method of Making -Australia
     Case No. 11880/99
     Status: Patent No. 753,470 issued 08-29-2002
     00-0031 Disinfectant and Method of Making -New Zealand
     Case No. 503582
     Status: Patent 503582 issued


PENDING FOREIGN PATENT APPLICATIONS
-----------------------------------

              [CONFIDENTIAL TREATMENT OF THIS SECTION IS REQUESTED]

00-00XX  XXXXXXXXXXXXXXXXXXXXXXX -Brazil
00-00XX  XXXXXXXXXXXXXXXXXXXXXXX -Canada
00-00XX  XXXXXXXXXXXXXXXXXXXXXXX -China
00-00XX  XXXXXXXXXXXXXXXXXXXXXXX -EPO
00-00XX  XXXXXXXXXXXXXXXXXXXXXXX -Japan
00-00XX  XXXXXXXXXXXXXXXXXXXXXXX -Mexico
02-0XXX  XXXXXXXXXXXXXXXX  (Div. App) -New Zealand
00-00XX  XXXXXXXXXXXXXXXXXXXXXXX -ARIPO Region




W02-W97-oc:LGA\41332973.5              FINAL DEVELOPMENT AND LICENSING AGREEMENT
CONFIDENTIAL                   DATED SEPTEMBER 5, 2003 BY AND BETWEEN INNOVATIVE
                                         MEDICAL SERVICES AND THERAPEUTICS, INC.
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

                                    Exhibit B

          Development Plan Flow Chart (full size chart to be included)

         PURE Bioscience
         Therapeutics Inc.
         Term Sheet
         Definitive Agreement
         JV Formation Complete

STAGE ONE - Months 1 thru 12 from execution of Contract
     Axenohl Technology Transfer - Exploration of Technologies
     Pre-Clinical Evaluation Period of SDC and SDC + ETOH Technology
     Best Efforts to Determine Viable FDA Products
     TI Determined Non-Viable FDA Products
     Rejected Return to IMS (Typical)
     Product Category Determination (Product Category Evaluation Flow Chart, Exhibit C)
     Product Development Product Pool
     TI Developed Category 1
     First Three Products Identified for TI Development

STAGE 2 - Months 1-24 Projected Sequenced Product Regulatory Starts from execution of Contract

     Pre-Clinical
     Phase 1 Clinical
     Phase 2 Clinical
     Pharma or 3rd Party Out-Licensing
     License to Development and Sub-License Agreements (Product Specific)
          Pre-Clinical
          Phase 1 Clinical
          Phase 2 Clinical
          Pharma or 3rd Party Out-Licensing
          License to Development and Sub-License Agreements (Product Specific)
               Pre-Clinical Phase 1 Clinical
               Phase 2 Clinical
               Pharma or 3rd Party Out-Licensing
               License to Development and Sub-License Agreements (Product Specific)

3rd Party Developed Category 2

First Two Products Identified for Out-Licensed Development
         Pre-Clinical Evaluation Period
         Phase 1 Clinical
         Phase 2 Clinical
         Phase 3 Clinical
         License to Development and Sub-License Agreements (Product Specific)
                  Pre-Clinical Evaluation Period
                  Phase 1 Clinical
                  Phase 2 Clinical
                  Phase 3 Clinical
                  License to Development and Sub-License Agreements
                  (Product Specific)

IMS, TI or Out-Sourced developed Cat 3
         Development and Sub-Licensing Agreements on a case by case basis as required






W02-W97-oc:LGA\41332973.5              FINAL DEVELOPMENT AND LICENSING AGREEMENT
CONFIDENTIAL                   DATED SEPTEMBER 5, 2003 BY AND BETWEEN INNOVATIVE
                                         MEDICAL SERVICES AND THERAPEUTICS, INC.
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

                                    Exhibit C

     Product Category Evaluation Flow Chart (full size chart to be included)


1.   Will the Product be used in the Medical, Dental or Veterinary Fields?
     a. If (1) is Yes then - Is the Product to be used in other than food or water? (Goto 2)
     b. If (1) No then - Not In Contract (NIC) - Remains Innovative Medical Services Property

2.   Is the Product to be used in other than food or water?
     a. If (2) is Yes then - Does the Product require a Healthcare Provider RX, Authorization or Action to be utilized?
     b. If (2) is No then - Not In Contract (NIC) - Remains Innovative Medical Services Property

3. Does the Product require a Healthcare Provider RX, Authorization or Action to be utilized?
     a.   If (3) is Yes then - Will Product be developed by Therapeutics?
     b.   If (3) is No then - Product becomes Category 3 per contract (Goto 5)

4.   Will Product be developed by Therapeutics?
     a.   If (4) is Yes then - Product becomes Category 1 Product
          [Confidentiality Requested for this item]
     b.   If (4) is No then - Product becomes Category 2 Product
          [Confidentiality Requested for this item]

5.   Was this Product previously Category 1 or 2?
     a. If (5) is Yes then - Category 3A OTC Product [Confidentiality Requested for this item]
     b.   If (5) is No then - Does the Product require FDA Approval? (Goto 6)

6.   Does the Product require FDA Approval?
     a. If (6) is Yes then - Was the Product developed directly as an OTC NDA? (Goto 7)
     b. If (6) is No then - Does the Product require the disclosure or utilization of Therapeutics Data? (Goto8)

7.   Was the Product developed directly as an OTC NDA?
     a. If (7) is Yes then - Product becomes Category 3B Product [Confidentiality Requested for this item]
     b. If (7) is No then - Was the Product developed under a Monograph for OTC? (Goto 9)

8.   Does the Product require the disclosure or utilization of Therapeutics
     Data?
     a. If (8) is Yes then - Was the Product developed under a Monograph for OTC? (Goto 9)
     b. If (8) is No then - Not In Contract (NIC) - Remains Innovative Medical Services Property

9.   Was the Product developed under a Monograph for OTC?
     a. If (9) is Yes then - Product becomes Category 3A Product [Confidentiality Requested for this item]
     b. If (9) is No then - Does the Product require the disclosure or utilization of Therapeutics Data? (Goto 10)

10.  Does the Product require the disclosure or utilization of Therapeutics
     Data?
     a.   If (10) is Yes then - Does the Product Make a FDA Claim? (Goto 11)
     b. If (10) is No then - Not In Contract (NIC) - Remains Innovative Medical Services Property

11.  Does the Product Make a FDA Claim?
     a. If (11) is Yes then - Product becomes Category 3C Product [Confidentiality Requested for this item]
     b. If (11) is No then - Product becomes Category 3D Product [Confidentiality Requested for this item]






W02-W97-oc:LGA\41332973.5              FINAL DEVELOPMENT AND LICENSING AGREEMENT
CONFIDENTIAL                   DATED SEPTEMBER 5, 2003 BY AND BETWEEN INNOVATIVE
                                         MEDICAL SERVICES AND THERAPEUTICS, INC.
                                                                   Page 40 OF 43


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                        Exhibit D Reimbursement of Costs

Cost of Therapeutics, Inc. Services Determination

         For reimbursement purposes related to in-house THERAPEUTICS services rendered in support of the Products, the cost will be billed according to the then current THERAPEUTICS rate schedule less 10%. The then current schedule of THERAPEUTICS services and costs shall be included with any Budget submitted by THERAPEUTICS to the EMC.

Reimbursement Methodology

         It is anticipated that the Partnered Transaction Proceeds will be received by the Parties directly from the Third Party in proportion to its allocable percentage set forth in Section 5.4. Within 30 days of receipt of each direct Third Party payment representing their allocated share of Partnered Transaction Proceeds from a Category I - III Product, the Parties will submit to the EMC a detailed list of costs incurred in development, partnering and intellectual property activities relative to the Product for which the payment was received.

         For reimbursement calculations, [CONFIDENTIAL TREATMENT OF THIS ITEM IS REQUESTED] under this Agreement to acquire the SDC Core Technology and associated intellectual property from NVID and others will be allocated to each of the first four deals regardless of the Category of the Product upon which the deal is based. Likewise, one third of THERAPEUTICS' costs incurred for pre-clinical investigations that support multiple Products will be allocated to each of the first three Category I and II deals and Category IIIA and IIIB deals (categorized by the FDA as OTC drug products).

         If either Party subsequently incurs costs that qualify for the above described allocation across multiple Products (and the same is included in an approved Budget), a detailed list of those costs shall be submitted monthly to the EMC for approval.

         Reimbursement of all reimbursable costs shall take place according to the "50/50
         -0/100" scheme described below. The Parties will "even-up" based upon the costs submitted to and approved by the EMC and the respective payments received by the Parties from the Third Parties. For reimbursement purposes, the gross "Partnered Transaction Proceeds" will be split 50/50 until the one Party is fully reimbursed and then 0/100 until the second Party is fully reimbursed.



W02-W97-oc:LGA\41332973.5              FINAL DEVELOPMENT AND LICENSING AGREEMENT
CONFIDENTIAL                   DATED SEPTEMBER 5, 2003 BY AND BETWEEN INNOVATIVE
                                         MEDICAL SERVICES AND THERAPEUTICS, INC.
                                                                   Page 41 OF 43

                            Cost Control and Approval

The EMC will review and approve all costs submitted for reimbursement and determine the net effect of "evening-up". Within 10 business days of the EMC approval of the submitted costs and the "evening-up amount" determination the "owing" Party will pay the other Party the "evening-up amount".









W02-W97-oc:LGA\41332973.5              FINAL DEVELOPMENT AND LICENSING AGREEMENT
CONFIDENTIAL                   DATED SEPTEMBER 5, 2003 BY AND BETWEEN INNOVATIVE
                                         MEDICAL SERVICES AND THERAPEUTICS, INC.
                                                                   Page 42 OF 43

             EXHIBIT E FORM OF "PRODUCT SPECIFIC" LICENSE AGREEMENT

Within fifteen (15) days of the effective date of this agreement the Parties will provide and agree to the form of the "Product Specific" license and it will be attached hereto as Exhibit "E".







W02-W97-oc:LGA\41332973.5              FINAL DEVELOPMENT AND LICENSING AGREEMENT
CONFIDENTIAL                   DATED SEPTEMBER 5, 2003 BY AND BETWEEN INNOVATIVE
                                         MEDICAL SERVICES AND THERAPEUTICS, INC.
                                                                   Page 43 OF 43

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